SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

OIL-DRI CORPORATION OF AMERICA
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 3, 2006

Dear Stockholder:

     You are cordially invited to attend Oil-Dri Corporation of America’s Annual Meeting of Stockholders, which will be held at 9:00 a.m., local time, on December 5, 2006, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois.

     The matters expected to be acted on in the meeting are described in the attached Proxy Statement. The slate of eight persons recommended for election as directors includes a new nominee, Michael A. Nemeroff. Mr. Nemeroff is an attorney with over 18 years of experience at the law firm of Vedder, Price, Kaufman & Kammholz, P.C. where he currently serves as President. Mr. Nemeroff was appointed as a director in June 2006. His biography and the biographies of the other nominees appear in the Proxy Statement. You are also being asked to consider and vote upon the approval of a new long term incentive plan, the 2006 Long Term Incentive Plan. In addition, you are being asked to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending July 31, 2007. Included with the Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for fiscal year 2006. We encourage you to read the Form 10-K. It includes information on the Company’s operations, markets, products and services, as well as the Company’s audited financial statements.

     Ronald B. Gordon will not be standing for re-election to the Board. I want to thank him for his valuable service as a director for 10 years and as a member of the Board’s Compensation Committee.

     Immediately following adjournment of the annual meeting, we will review the results of the past year and look at some of the potential opportunities for the Company which lie ahead.

     We look forward to seeing you at the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by internet, by telephone or by mailing your proxy card in the enclosed envelope provided for this purpose.

Sincerely,

DANIEL S. JAFFEE
President and Chief Executive Officer

OIL-DRI CORPORATION OF AMERICA
______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 5, 2006

To the Stockholders of
Oil-Dri Corporation of America:

     Notice is hereby given that the 2006 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the “Company”), will be held at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois, on December 5, 2006, at 9:00 a.m., local time, for the purpose of considering and voting on:

1.	The election of eight directors;

2.	Approval of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan;

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending July 31, 2007; and

4.	Such other business as may properly come before this meeting and any adjournments thereof.

     The stock transfer books of the Company will remain open. The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 20, 2006, are entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to follow the instructions on the enclosed proxy card for voting by internet, by telephone or by mail.

     Your attention is directed to the following pages for further information relating to the meeting.

By Order of the Board of Directors,

CHARLES P. BRISSMAN
Secretary

Chicago, Illinois
November 3, 2006

OIL-DRI CORPORATION OF AMERICA

410 North Michigan Avenue
Suite 400
Chicago, Illinois 60611-4213
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PROXY STATEMENT
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GENERAL

     This Proxy Statement and the accompanying proxy are first being mailed on or about November 3, 2006, to all holders of record of outstanding shares of the Company’s Common Stock and Class B Stock at the close of business on October 20, 2006. Proxies are being solicited on behalf of the Board of Directors for use at the 2006 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement, and at any adjournments thereof. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Secretary of the Company of such revocation in writing (such notification to be directed to him at the Company’s offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213), or by attending the annual meeting and voting in person. If no contrary instruction is indicated in the proxy, each proxy will be voted “FOR” the election of the eight nominees named below to the Board of Directors, “FOR” approval of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

     The Company will pay the costs of this solicitation of proxies for the annual meeting. In addition to solicitation of proxies by mail, certain officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, electronic mail or facsimile. The Company may reimburse brokers and others who are record holders of Common Stock and Class B Stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock.

Voting

     The record date for the determination of stockholders entitled to vote at the meeting or any adjournments thereof is the close of business on October 20, 2006. Holders as of the record date of outstanding shares of Common Stock and Class B Stock are entitled to vote at the meeting and any adjournments thereof. Holders of Common Stock are entitled to one vote per share and holders of Class B Stock to 10 votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to the Company’s Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the class so affected as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the record date, 4,855,458 shares of Common Stock and 1,909,797 shares of Class B Stock were outstanding.

Election of Directors: The election of directors requires a plurality of votes cast. Accordingly, only proxies and ballots marked for all nominees listed (including executed proxies not marked with respect to election of directors, which will be voted for all listed nominees), or voting for some, but not all nominees, by specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast for the various nominees, with the eight nominees receiving the largest number of votes being elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

Approval of Oil-Dri Corporation of America 2006 Long Term Incentive Plan: Approval of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (the “2006 Plan”) requires approval by a majority of the votes of shares present in person or represented by proxy at the meeting. Abstentions by those present or represented at the meeting have the legal effect of a vote against the Plan. Broker non-votes with respect to the 2006 Plan are deemed not to have been entitled to vote on the 2006 Plan and therefore will have no effect on the outcome.

Ratification of Selection of Independent Auditor: The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote thereon is necessary for the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Abstentions by those present or represented at the meeting have the legal effect of a vote against ratification. Broker non-votes with respect to the ratification of the selection of the Company’s independent auditor are deemed not to have been entitled to vote thereon and therefore will have no effect on the outcome.

Principal Stockholders

     The following table sets forth information as of September 30, 2006, except as noted below, regarding beneficial ownership of the Company’s Common Stock and Class B Stock by each person or group known to the Company to hold more than five percent of either class. The Company on September 8, 2006 paid a stock dividend of one-quarter share per each outstanding share of Common Stock and Class B Stock (the “Stock Dividend”) to stockholders of record as of August 4, 2006. This table assumes that the stockholdings reported by the institutional stockholders in their most recent filings with the Securities and Exchange Commission (the “SEC”) continued to be held on August 4, 2006, and thus the holdings of those institutional stockholders have been adjusted for the Stock Dividend. See “Security Ownership of Management” for information on beneficial ownership of the Company’s Common Stock and Class B Stock by the Company’s executive officers and directors as a group.

				Amount and Nature of Beneficial Ownership(1)
					Percentage of
		Number of Shares of		Percentage of	Aggregate Voting
Name and Address of		Common Stock and		Outstanding	Power of Common
Beneficial Owner		Class B Stock		Stock of Class	Stock and Class B Stock
Richard M. Jaffee(6)(9)(15)	Common Stock:	--		--	--
410 N. Michigan Ave.	Class B Stock:	409,987	(2)(3)(5)	21.42%	17.08%
Chicago, IL 60611
Daniel S. Jaffee(6)	Common Stock:	--		--	--
410 N. Michigan Ave.	Class B Stock:	250,531	(4)(5)	12.38%	9.99%
Chicago, IL 60611
Karen Jaffee Cofsky(9)	Common Stock:	585	(7)	0.01%	--
410 N. Michigan Ave.	Class B Stock:	104,428	(5)(8)	5.28%	4.24%
Chicago, IL 60611
Jaffee Investment	Common Stock:	--		--	--
Partnership, L.P.(15)	Class B Stock:	1,250,000	(3)	65.45%	52.19%
410 N. Michigan Ave.
Chicago, IL 60611
Advisory Research, Inc.	Common Stock:	255,500	(10)	5.26%	1.07%
180 North Stetson St., Ste. 5780	Class B Stock:	--		--	--
Chicago, IL 60601
Dimensional Fund Advisors, Inc.	Common Stock:	311,938	(11)	6.43%	1.30%
1299 Ocean Ave.	Class B Stock:	--		--	--
Santa Monica, CA 90401
GAMCO Asset Management Inc.	Common Stock:	543,875	(12)	11.21%	2.27%
One Corporate Center	Class B Stock:	--		--	--
Rye, NY 10580
Heartland Advisors, Inc.	Common Stock:	767,125	(13)	15.81%	3.01%
789 North Water Street	Class B Stock:	--		--	--
Milwaukee, WI 53202
T. Rowe Price Assoc., Inc.	Common Stock:	610,500	(14)	12.58%	2.54%
100 East Pratt Street	Class B Stock:	--		--	--
Baltimore, MD 21202

(1)	Beneficial ownership is defined in applicable SEC rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the notes below.

(2)	Consists of 290,617 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 118,245 shares held in a revocable trust of which Richard M. Jaffee’s spouse is the grantor and, during her lifetime, the trustee and sole beneficiary, and 125 shares held in joint tenancy with his spouse.

(3)	The Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. Two of the general partners, Richard M. Jaffee and Shirley H. Jaffee, each have eight votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee Hardin and Nancy E. Jaffee, all children of Richard M. and Shirley H. Jaffee, have one vote. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the Partnership’s shares, which are not reflected in his share ownership shown in the table.

(4)	Includes 87,500 shares of restricted Class B Stock awarded under the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (the “2006 Plan”), 17,500 shares of which become non-forfeitable on December 6, 2006 and an additional 17,500 shares of which become non-forfeitable on the four subsequent anniversaries of that date; the entire award is subject to the approval of the 2006 Plan by the Company’s stockholders. Also includes 278 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust, 293 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley H. Jaffee 1993 Annuity Trust, 2 shares of Class B Stock owned by Daniel S. Jaffee’s spouse, and 5,625 shares of Class B Stock owned by Daniel S. Jaffee as trustee for his children. Also includes 108,437 and 5,314 shares of Class B Stock, which Daniel S. Jaffee and his spouse, respectively, have the right to acquire within 60 days of September 30, 2006, pursuant to stock options.

(5)	Does not include shares beneficially owned by the Jaffee Investment Partnership, L.P.

(6)	Daniel S. Jaffee is Richard M. Jaffee’s son.

(7)	Consists of 73 shares of Common Stock owned by Karen Jaffee Cofsky and 512 shares of Common Stock owned by Mrs. Cofsky’s spouse. Mr. Cofsky has voted his shares consistently with Mrs. Cofsky’s voting.

(8)	Consists of 27,957 shares of Class B Stock owned by Karen Jaffee Cofsky, 9,375 shares of Class B Stock owned by Mrs. Cofsky as trustee for her children, 376 shares of Class B Stock held in joint tenancy with her spouse, and 16,720 and 50,000 shares of Class B Stock which Mrs. Cofsky and her spouse, respectively, have the right to acquire within 60 days of September 30, 2006, pursuant to stock options. Mr. Cofsky has voted his shares consistently with Mrs. Cofsky’s voting.

(9)	Karen Jaffee Cofsky is Richard M. Jaffee’s daughter and the spouse of Thomas F. Cofsky, an executive officer of the Company.

(10)	Information is as provided by the holder in its Schedule 13G filed with the SEC on February 14, 2006, adjusted for the Stock Dividend.

(11)	Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 6, 2006, adjusted for the Stock Dividend. Based on such Schedule 13G/A, Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules. However, all of these shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(12)	Information is as provided by the reporting persons in a Schedule 13D/A filed with the SEC on May 10, 2006, adjusted for the Stock Dividend. Such Schedule 13D/A filed by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (formerly known as GAMCO Investors, Inc.) ("GAMCO"), GAMCO Investors, Inc. (formerly known as Gabelli Asset Management Inc.) ("GBL"), GGCP, Inc., and Mario J. Gabelli reports: (1) 450,125 shares of Common Stock beneficially owned by GAMCO and (2) 93,750 shares of Common Stock beneficially owned by Gabelli Funds. The Schedule 13D/A reports that each such entity has sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that (i) Gabelli Funds has sole dispositive and voting power with respect to the shares held by such funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company, (ii) in certain circumstances, proxy voting committees of each fund may have voting power over the reported shares, and (iii) the power of Mario Gabelli, GBL, and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other reporting persons.

(13)	Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 3, 2006, adjusted for the Stock Dividend. Such Schedule 13G/A filed by Heartland Advisors, Inc., a registered investment advisor (“Heartland”), and William J. Nasgovitz, president and principal shareholder of Heartland, reports that Heartland and Mr. Nasgovitz have shared voting power over 721,750 shares of Common Stock and shared dispositive power over 767,125 shares of Common Stock. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares.

(14)	Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 14, 2006, adjusted for the Stock Dividend. Such Schedule 13G/A filed by T. Rowe Price Associates, Inc. , a registered investment adviser (“Price Associates”) and T. Rowe Price Small Cap Value Fund, reports that Price Associates held sole dispositive power over 610,500 shares of Common Stock and T. Rowe Price Small Cap Value Fund held sole voting power over 608,250 shares of Common Stock. Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(15)	By virtue of their direct and indirect ownership of shares of the Company’s stock, Richard M. Jaffee and the Jaffee Investment Partnership, L.P. may be deemed to be control persons of the Company under the federal securities laws.

Security Ownership of Management

      The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 2006, by the directors, by the executive officers named in the Summary Compensation Table (the “Named Officers”) and by the directors and executive officers as a group.

	Number of Shares		Number of Shares
Name of Beneficial Owner(1)	of Common Stock(2)		of Class B Stock(2)
Richard M. Jaffee (14)		(3)	(3)
Daniel S. Jaffee		(3)	(3)
Thomas F. Cofsky (14)		(4)	(4)
J. Steven Cole	46,549	(5)(8)	--
Arnold W. Donald	37,500	(8)	--
Ronald B. Gordon	41,500	(6)	--
Joseph C. Miller	26,375	(7)	--
Michael A. Nemeroff	3,456		--
Allan H. Selig	5,000		--
Paul E. Suckow	--		--
Brian K. Bancroft	5,124	(9)	--
Wade R. Bradley	1,569	(10)	--
Andrew N. Peterson	7,812	(11)	--
All Executive Officers and Directors as a group
(15 in group)	253,665	(12)	763,946	(13)

(1)	Beneficial ownership is defined in applicable SEC rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the notes below.

(2)	Except for Richard M. Jaffee, Daniel S. Jaffee and Thomas F. Cofsky, none of the directors or executive officers, including the Named Officers, own any shares of Class B Stock. The number of shares of Common Stock owned beneficially by each of the directors and Named Officers constitutes less than 1.0% of the number of outstanding shares of Common Stock and represents shares having less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock.

(3)	For information regarding the shares beneficially owned by Richard M. Jaffee and Daniel S. Jaffee, see the table under the heading “Principal Stockholders” above and the notes thereto.

(4)	For information regarding the shares beneficially owned by Thomas F. Cofsky, see the ownership of Mr. Cofsky’s spouse, Karen Jaffee Cofsky, in the table under the heading “Principal Stockholders” above and the notes thereto.

(5)	Includes 1,208 shares of Common Stock owned by Mr. Cole’s spouse.

(6)	Includes 25,000 shares of Common Stock which Mr. Gordon has the right to acquire within 60 days of September 30, 2006, pursuant to stock options. Mr. Gordon is not standing for re-election as a director.

(7)	Consists of 20,125 shares of Common Stock held by Mr. Miller as trustee for the benefit of his spouse and 6,250 shares of Common Stock which Mr Miller has the right to acquire within 60 days of September 30, 2006, pursuant to stock options.

(8)	Includes 37,500 shares of Common Stock which this director has the right to acquire within 60 days of September 30, 2006, pursuant to stock options.

(9)	Consists of 5,000 shares of restricted Common Stock (of which 1,875 become non-forfeitable on March 15, 2007, and 3,125 become non-forfeitable on March 15, 2008) and of 124 shares of Common Stock owned by Mr. Bancroft’s children.

(10)	Includes 1,562 shares of Common Stock which Mr. Bradley has the right to acquire within 60 days of September 30, 2006, pursuant to stock options. Mr. Bradley has resigned from the Company effective November 3, 2006.

(11)	Consists of Common Stock which Mr. Peterson has the right to acquire within 60 days of September 30, 2006, pursuant to stock options.

(12)	Includes (1) 181,249 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 2006, pursuant to stock options (including the shares of Common Stock which may be acquired as described in the notes above and in the notes under the heading “Principal Stockholders”); (2) 5,000 shares of restricted Common Stock which become entirely non-forfeitable on March 15, 2008; and (3) shares of Common Stock beneficially owned by current director Ronald B. Gordon who is not standing for re-election as a director and by current executive officer Wade R. Bradley who has resigned from the Company. The number of shares of Common Stock owned beneficially by the executive officers and directors as a group represents approximately 5.04% of the number of outstanding shares of Common Stock and approximately 0.98% of the aggregate voting power of the Common Stock and Class B Stock.

(13)	Includes 180,471 shares of Class B Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 2006, pursuant to stock options (including the shares of Class B Stock which may be acquired as described in the notes under the heading “Principal Stockholders”). Also includes 87,500 shares of restricted Class B Stock which become entirely non-forfeitable on December 6, 2010. Does not include shares beneficially owned by the Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership, see the table under the heading “Principal Stockholders” above and the notes thereto. The number of shares of Class B Stock owned beneficially by the executive officers and directors as a group represents approximately 36.55% of the number of outstanding shares of Class B Stock and approximately 29.45% of the aggregate voting power of the Common Stock and Class B Stock.

(14)	Thomas F. Cofsky is Richard M. Jaffee’s son-in-law.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock or Class B Stock are required to file reports of their ownership and changes in that ownership with the SEC. Based solely on its review of copies of these reports and representations of the reporting persons, the Company believes that during the fiscal year ended July 31, 2006, all reportable transactions were reported and all required reports were timely filed with the SEC, except that due to administrative error (i) Paul E. Suckow filed a late Form 3, Initial Statement of Beneficial Ownership of Securities, (ii) Daniel S. Jaffee was one day late in reporting receipt of an award of restricted Class B Stock under the Company’s 2006 Long Term Incentive Plan and (iii) Brian K. Bancroft was one day late in reporting withholding of shares by the Company to pay tax liability upon release of restrictions on Common Stock awarded under the Company’s 1995 Long-Term Incentive Plan.

Corporate Governance Matters

Board Committee Membership and Meetings

The members of the Board of Directors as of the date of this Proxy Statement, and the committees of the Board on which they serve, are indicated below.

Name	Audit		Compensation		Executive
J. Steven Cole	X	*			X
Arnold W. Donald	X
Ronald B. Gordon **			X
Daniel S. Jaffee					X
Richard M. Jaffee					X	*
Joseph C. Miller			X
Michael A. Nemeroff
Allan H. Selig			X	*
Paul E. Suckow	X
Number of Meetings FY 06	4		4		0
* Chairperson
** Mr. Gordon is not standing for re-election

     During the fiscal year ended July 31, 2006, the Board of Directors held four meetings. During the period in which he served as director, each director attended all of the meetings of the Board and all of the meetings of all Board committees on which he sits.

Controlled Company Status

     The Board of Directors has determined that the Company is a “controlled company” within the meaning of the New York Stock Exchange’s Corporate Governance Standards. This determination is based on the fact that Class B Stock having more than 50% of the aggregate voting power of the Company’s Common Stock and Class B Stock is owned by the Jaffee Investment Partnership, L. P., a Delaware limited partnership of which Richard M. Jaffee, his spouse Shirley H. Jaffee and Daniel S. Jaffee are general partners. The remaining three general partners are all children of Richard M. and Shirley H. Jaffee. Richard M. Jaffee has eight of the 20 total votes of the general partners and his spouse also has eight votes.

     As a controlled company, the Company is entitled to rely on exemptions from the Corporate Governance Standards that would otherwise require the Company (a) to maintain a board of directors having a majority of independent directors, (b) to maintain a nominating/corporate governance committee composed entirely of independent directors and (c) to maintain a compensation committee composed entirely of independent directors. The Company has elected to rely on all three of these exemptions.

Director Independence

     The Board has determined that directors Messrs. Cole, Donald, Selig and Suckow are independent from the Company’s management within the meaning of the SEC’s rules and the New York Stock Exchange’s Corporate Governance Standards. While the Board has not adopted any categorical standards for independence, in making these determinations the Board noted that none of Messrs. Cole, Donald, Selig and Suckow (a) receives direct compensation from the Company other than director annual retainers and meeting fees paid to current directors, (b) has any relationship with the Company or a third party that would preclude independence under the New York Stock Exchange’s Corporate Governance Standards or (c) has any other material relationship with the Company and its management. The Company has not made any contributions in excess of $1.0 million or 2% of the Company’s consolidated gross revenues to any tax-exempt organization in which an independent director serves as an executive officer in any of the preceding three years.

Executive Sessions of Non-Management Directors

     Non-management directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are regularly scheduled for non-management directors at meetings of the Board of Directors. Under the Company’s Corporate Governance Guidelines, the chairman of the Audit Committee (currently Mr. Cole) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.

The Audit Committee

     The Audit Committee has the duties and responsibilities set out in the Audit Committee Charter. Those duties include: selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services; review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments; review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements and press releases; review with the independent auditor and management of the quality and adequacy of internal controls; and preparation of the report required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. A copy of the Audit Committee Charter is available on the Company’s website at www.oildri.com and will be provided without charge to any person upon request.

     The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements of the New York Stock Exchange. The Board also has determined that Mr. Cole is an “audit committee financial expert” within the meaning of the rules of the SEC and that he meets the accounting or related financial management expertise standard required by the New York Stock Exchange.

The Compensation Committee

     The Compensation Committee is responsible for review and general oversight of the Company’s compensation programs, including all programs in which the Company’s executive officers participate. The Compensation Committee is responsible for determining the compensation, including benefits, of the Chief Executive Officer and for determining the reasonableness of and approving the compensation of other executive officers of the Company. The Compensation Committee is also responsible for administration of the Company’s stock option plans and granting stock options or restricted stock to employees, including grants to the executive officers of the Company. The members of the Compensation Committee are all disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As allowed by the controlled company exemption from the New York Stock Exchange’s Corporate Governance Standards, the Compensation Committee does not have a written charter.

Executive Committee

     The Executive Committee has all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, subject only to any limitations provided for in the Company’s Certificate of Incorporation and By-Laws (each as amended from time to time) or imposed by applicable law or New York Stock Exchange Corporate Governance Standards. The Executive Committee does not have a written charter. The Executive Committee did not hold any meetings during the past year and historically has only exercised its authority to act on behalf of the Board of Directors in limited circumstances.

Corporate Governance

     The Company has adopted Corporate Governance Guidelines and a Code of Ethics and Business Conduct, which Code applies to all Company employees, officers and directors. The Corporate Governance Guidelines and the Code of Ethics and Business Conduct are available on the Company’s website at www.oildri.com. The Company will also provide without charge a copy of either or both documents to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, telephone (312) 706-3232.

     As allowed by the controlled company exemption from the New York Stock Exchange Corporate Governance Standards, the Company does not have a nominating/corporate governance committee.

Director Nominations

     The Company does not have a standing nominating committee or other committee of the Board performing a similar function. As a controlled company, and with six of the Company’s nine current directors having served on the Board for at least 10 years, the Board believes it is appropriate for the Company not to have a nominating committee. It has been the Company’s practice, as now reflected in the Company’s Corporate Governance Guidelines, that the Chairman recommends to the entire Board candidates for nomination to the Board. It is the Company’s policy not to consider director candidates recommended by stockholders.

Communication with the Board of Directors

     The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors. It has been the Company’s practice, as now reflected in the Company’s Corporate Governance Guidelines, that all directors attend in person each annual meeting of the Company’s stockholders. Seven of the eight then current members of the Board attended in person the 2005 annual meeting.

     In addition, any stockholder or other interested party may communicate in writing with the Board of Directors, the Audit Committee, the non-management directors, or a particular director by sending a letter addressed to: Board of Directors, Audit Committee, Non-Management Directors, or a particular director at Oil-Dri Corporation of America, c/o Corporate Secretary, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Stockholders may also report concerns anonymously in this manner.

Remuneration of Directors

     Each director of the Company who is not also an officer of the Company received an annual retainer of $15,000 and also a fee of $2,500 for each Board and Board committee meeting attended in person and $1,500 for each meeting attended by telephone. No fees are paid for attendance at Executive Committee meetings. Richard M. Jaffee, a retired officer of the Company, does not receive an annual retainer or any meeting fees.

     Allan H. Selig received an annual retainer of $5,000 for his service as chairman of the Compensation Committee and J. Steven Cole received an annual retainer of $7,500 for his service as chairman of the Audit Committee.

     Michael A. Nemeroff and Paul E. Suckow were each awarded stock options to purchase 12,500 shares of the Company’s Common Stock under the Company’s 2006 Long Term Incentive Plan, subject to approval of that plan by the Company’s stockholders. The options vest in full one year from the date of grant and the exercise price of the options is the closing price of the Common Stock on the date of grant. All outstanding option awards, which included awards granted to the non-employee directors, were equitably adjusted for the Stock Dividend. See “Compensation Committee Report on Executive Compensation” below for a further description of this adjustment. The number of shares granted to Messrs. Nemeroff and Suckow as stated above reflects this adjustment.

     Richard M. Jaffee relinquished an immediate lump sum payment of $300,000 due to him from the Company at his retirement as a full-time employee of the Company on January 31, 2001 and agreed to serve as a consultant to the Company at an annual fee of $185,000. Effective January 31, 2006, Mr. Jaffee’s consulting agreement was amended to provide for a consulting period ending on January 31, 2011, which will thereafter continue from year to year unless either Mr. Jaffee or the Company terminates the agreement. In addition, Mr. Jaffee earned during the initial five years of the consulting period an annuity payable to him as a benefit of $3,810 monthly, with payment at his death of the remaining value of this annuity to his wife, or if she should predecease him, to his designee or estate. Payment of this monthly annuity commenced in February 2006. The economic benefit to Mr. Jaffee of this agreement to pay an annuity was estimated to be $84,905 for the fiscal year ended July 31, 2006.

     Richard M. Jaffee and his spouse are covered under the Company’s medical plan at no cost to them, each for their lifetime. This coverage is secondary to the coverage provided by Medicare. Because the Company has a self-insured medical plan, the cost incurred relating to this coverage is for the amount of actual medical claims paid. This coverage is provided to Mr. Jaffee under the terms of the Company’s medical plan because at the time of his retirement he had over 40 years of service with the Company and was a member of the Board of Directors.

     Under the Oil-Dri Corporation of America Deferred Compensation Plan, the Company’s directors are eligible to defer all or a portion of their directors’ compensation and consulting fees with a return equal to one percent more than the Company’s long term cost of borrowing. Richard M. Jaffee deferred the full amount of his consulting fees ($185,000) and the monthly annuity under his consulting agreement ($22,860) into the plan during the fiscal year ended July 31, 2006. During the fiscal year ended July 31, 2006, Mr. Jaffee earned $17,977 in excess of 120% of the applicable federal rate on his balances in the plan and a prior deferred compensation plan sponsored by the Company.

Certain Relationships and Related Transactions

     Karen Jaffee Cofsky is employed part-time by the Company as Vice President of Benefits and Compensation. She is the daughter of Richard M. Jaffee, the Company’s Chairman of the Board. She is also the spouse of Thomas F. Cofsky and the sister of Daniel S. Jaffee, both of whom are Named Officers of the Company. Mrs. Cofsky’s compensation is based on her education, experience and the responsibilities of her position. For the fiscal year ended July 31, 2006, Mrs. Cofsky received base salary of $65,433 and a bonus of $8,834.

     Richard V. Hardin is employed by the Company as Group Leader, Administration, at the Company’s research and development facility. He is the son-in-law of Richard M. Jaffee, the Company’s Chairman of the Board and the brother-in-law of Daniel S. Jaffee and Thomas F. Cofsky, both of whom are Named Officers of the Company. Mr. Hardin’s compensation is based on his education, experience, and the responsibilities of his position. For the fiscal year ended July 31, 2006, Mr. Hardin received base salary of $140,000. In addition, Mr. Hardin exercised options to purchase 3,750 shares, as adjusted for the Stock Dividend described under the heading “Principal Stockholders” above, of Class B Stock, which had been awarded to him under the Company’s 1995 Long-Term Incentive Plan, and realized a value of $43,808 upon the exercise.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is or ever has been an executive officer or employee of the Company or any of its subsidiaries, except that Joseph C. Miller served as an officer of the Company from 1989 to 2000. There are no Compensation Committee interlocks as defined by applicable SEC rules.

1. ELECTION OF DIRECTORS

     The shares represented by each proxy will be voted, if no contrary instruction is indicated in the proxy, to elect as directors the eight nominees named below to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualify. Each nominee is currently a director of the Company. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

NOMINEES FOR DIRECTORS

Richard M. Jaffee          Age 70          Director since 1958
Chairman of the Board of the Company

Mr. Jaffee received a degree from the University of Wisconsin School of Business in 1957 and earned his CPA certificate in that same year. He worked briefly for the public accounting firm of Touche Niven et al. After service as an officer in the United States Army, he joined the Company in 1958, becoming its president in 1960, a position he held until 1995. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee retired as an employee of the Company in 2001. He has served as Chairman of the Board of the Company since 1962. Mr. Jaffee served as director of Harris Financial Corp., a subsidiary of Bank of Montreal until his retirement from the board in May 2006. Harris Financial Corp. provides banking and related services to the Company on customary terms. Mr. Jaffee is a member of the advisory board of Gold Eagle Corporation. He is a trustee, vice chairman and a member of the executive and finance committees of Rush University Medical Center and a trustee and member of the executive committee of the Illinois Institute of Technology. In addition he is a trustee of the Chicago Museum of Science and Industry and the Chicago History Museum. Mr. Jaffee received an honorary Doctor of Human Letters degree from the Illinois Institute of Technology in 2001. In March 2005, Mr. Jaffee was appointed to the SEC Advisory Committee on Smaller Public Companies, which was established to examine the impact of the Sarbanes-Oxley Act and other aspects of the federal securities laws on smaller companies.

Daniel S. Jaffee          Age 42          Director since 1992
President and Chief Executive Officer of the Company

Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987, after a year with Price Waterhouse. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. In 1990, he became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1995, he held group vice presidential positions in the areas of Canadian and domestic operations, finance, management information systems and consumer products. Mr. Jaffee became President of the Company in 1995, and Chief Executive Officer in 1997. He was Chief Operating Officer from 1995 to 1997. Mr. Jaffee received a master’s degree in business administration from the Kellogg Graduate School of Management of Northwestern University in 2004. Mr. Jaffee’s civic activities include the Anti-Cruelty Society of Chicago, of which he is the chairman of the board of directors, and the Chicago Foundation for Education.

J. Steven Cole          Age 72          Director since 1981
President, Cole and Associates

Mr. Cole graduated from the University of Wisconsin in 1957. After serving as an officer in the United States Army, he received a master's degree from the American Graduate School for International Business following graduate studies at the University of Michigan. He began his career at Abbott Laboratories in 1962. Later, he joined G.D. Searle and Company, where he became Vice President of the Asian and Canadian Divisions, a position he held until 1986. In 1986, Mr. Cole joined A.H. Robins Company, where he was a senior vice president responsible for all international operations until 1990. In 1990, he joined SAV-A-LIFE Systems, Inc., a firm selling specialty products to the dental and medical professions, where he served as President until 1994, and then Chairman of the Board until 2000. In 1990, Mr. Cole also became president of Cole and Associates, an international consulting firm. Mr. Cole is also a director of Aculux, Inc. He serves on the board of Beat-The-Streets, an organization providing opportunity and direction to under-privileged youth.

Arnold W. Donald          Age 51          Director since 1997
President and Chief Executive Officer, Juvenile Diabetes Foundation International

Mr. Donald received a B.A. degree in economics from Carleton College in 1976, earned a B.S. degree in mechanical engineering from Washington University in St. Louis in 1977, and an M.B.A. from the University of Chicago Graduate School of Business in 1980. Mr. Donald joined Monsanto Company in 1977, and became President of Monsanto’s Agricultural Group in 1995. In 1998, he was named Corporate Senior Vice President and in 1999, he also assumed the position of President, Nutrition and Consumer Sector. He served in these positions until 2000, when he became Chairman and Chief Executive Officer of Merisant Company, whose products include tabletop sweeteners. He served as CEO of Merisant until July 2003 and Chairman until May 2005. In January 2006 Mr. Donald assumed the position of President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International. Mr. Donald serves on the non-profit boards of Carleton College, Washington University, Dillard University, Barnes-Jewish Hospital, Opera Theatre of St. Louis, St. Louis Art Museum, and the St. Louis Science Center. Mr. Donald also serves as a director of Carnival Corporation, The Scotts Company, Crown Holdings Inc. and The Laclede Group. In 1998, Mr. Donald was appointed by President Bush to serve on the President’s Export Council for international trade for a five-year term; he was reappointed by President Clinton to a second term in February 2003.

Joseph C. Miller          Age 64          Director since 1989
Vice Chairman of the Board of the Company
Independent Consultant

Mr. Miller graduated from the West Virginia University School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc., Inland Distributing and Whiteford Transportation Systems. He joined the Company in 1989 as Vice President of Corporate Planning and Marketing. He served as Group Vice President for Sales, Marketing and Distribution from 1990 to 1993. Mr. Miller was Senior Vice President for the Consumer, Industrial & Environmental and Transportation Groups of the Company from 1993 to 1995. He became Vice Chairman of the Board in 1995. Mr. Miller served as an employee of the Company until 2000, when he became an independent consultant specializing in strategic planning. Mr. Miller is a director of Prandium, Inc. and Powell Klienschmid.

Michael A. Nemeroff          Age 43          Director since June 2006
President, Vedder, Price, Kaufman & Kamholf, P.C..

Mr. Nemeroff received a bachelor’s degree from the State University of New York at Binghamton and earned a J.D. from the National Law Center of George Washington University in 1988. He joined the law firm of Vedder, Price, Kaufman & Kammholz, P.C. in 1988, and has been the Chairman of the firm's Finance & Transaction Group and an equity partner since 1995. Since 1998, he has served on the firm's Board of Directors. Since 2005, Mr. Nemeroff has served as President of Vedder Price and a member of the Executive Committee of the firm's Board of Directors. Vedder Price serves as a counsel to the Company. Mr. Nemeroff serves as a legal advisor to the G100, an elite international organization of leading Chief Executive Officers from Fortune 500 publicly traded corporations. He also serves on the Board of Directors of Chicago Children’s Choir, a not-for-profit organization devoted to the needs of children.

Allan H. Selig          Age 72          Director since 1969
Commissioner of Major League Baseball
President and Chairman of the Board, Selig Lease Company

Mr. Selig received a bachelor’s degree from the University of Wisconsin in 1956. After two years in the United States Army, Mr. Selig joined Selig Ford, Inc. He served as president of Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970 he has served as Chairman of the Board and President of Selig Lease Company. Mr. Selig became President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998 when he was elected to the position of Commissioner of Major League Baseball. He also served as Chairman of the Executive Council of Major League Baseball from 1992 to 1998. Mr. Selig is a director of Marcus Corporation and a director emeritus of the Green Bay Packers. In addition, he is a director of the Greater Milwaukee Committee and the Milwaukee Club and a trustee of the Boys and Girls Clubs of Greater Milwaukee. He is a founder and vice chairman of Athletes for Youth and co-founder of the Child Abuse Prevention Fund.

Paul E. Suckow          Age 59          Director since 2005
Business Fellow and Adjunct Professor, Finance and Economics, Villanova University

Mr. Suckow received a B.S. degree in economics from Bradley University in 1969 and earned an M.B.A. with a concentration in finance from Western Illinois University in 1973. He began his career in finance in 1973 with American National Insurance Company as a securities analyst. In 1975, he became a trust investment officer with First Hutchings-Sealy National Bank. From 1978 to 1981, he was Vice President, Investments, for Sun Insurance Services and from 1981 to 1985 Vice President and Portfolio Manager for Delaware Investment Advisers. From 1985 to 1992, Mr. Suckow was Executive Vice President and Director of Fixed Income Securities for Oppenheimer Management Corporation and from 1993 to 1999 he served as Executive Vice President and Chief Investment Officer–Fixed Income for Delaware Investment Advisers, Inc. In 1999, he retired from the investment management industry and began a teaching career as a business fellow and adjunct professor of finance and economics at Villanova University. Mr. Suckow is a director of Prandium, Inc. A Chartered Financial Analyst (CFA) since 1978, Mr. Suckow is a member of the CFA Institute.

EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended July 31, 2006, 2005 and 2004, the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company serving as such at July 31, 2006.

Summary Compensation Table

					Long Term
					Compensation (2)
		Annual Compensation (1)			Restricted
Name and	Fiscal			Other Annual	Stock		Option	All Other
Principal Position	Year	Salary	Bonus	Compensation	Awards		Awards	Compensation
Daniel S. Jaffee	2006	$355,000	$95,850	$7,632 (3)	$1,344,700	(4)	--	$10,535	(5)
President and Chief	2005	325,000	105,625	--	--		--	9,760
Executive Officer	2004	300,000	190,500	--	--		15,625	8,090
Andrew N. Peterson (6)	2006	$185,833	$35,123	--	--		--	$2,182	(8)
Vice President and	2005	146,654	33,364	--	--		31,250	2,100
Chief Financial Officer
Thomas F. Cofsky	2006	$183,083	$39,546	--	--		--	$6,380	(7)
Vice President of	2005	181,208	47,114	--	--		--	6,128
Manufacturing and	2004	172,000	87,372	--	--		6,250	4,799
Logistics
Wade R. Bradley (9)	2006	$182,417	$28,457	--	--		--	$4,489	(8)
President, Retail and	2005	161,583	42,012	--	--		--	2,692
Wholesale Group	2004	156,300	79,392	--	--		6,250	4,495
Brian K. Bancroft (10)	2006	$162,500	$38,513	--	--		12,500	$3,562	(8)
Vice President and Chief	2005	80,000	15,600	--	$92,850	(11)	--	1,333
Procurement Officer

(1)

Amounts shown include cash compensation earned during the year covered, whether received or deferred at the election of the officer, including amounts earned but deferred at the election of the officer pursuant to the Oil-Dri Corporation of America Deferred Compensation Plan. In the fiscal year ended July 31, 2006, $25,000 and $40,000 were deferred by Daniel S. Jaffee and Thomas F. Cofsky, respectively, under the provisions of the plan. Earnings on deferred compensation under the plan is described under the heading “Remuneration of Directors” above.

(2)

No stock appreciation rights or other long-term incentive plan payouts, other than options and restricted stock, were granted to or earned by the executive officers named in this table in any fiscal year covered by the table. All awards have been adjusted for the Stock Dividend. See “Compensation Committee Report on Executive Compensation” below.

(3)

The Company in error granted Mr. Jaffee an award of restricted stock under the Company’s 1995 Long-Term Incentive Plan after expiration of that plan, which award was revoked and voided upon discovery of the error. The amount disclosed is supplemental compensation paid by the Company in lieu of dividends related to that revoked award. See “Compensation Committee Report on Executive Compensation” below.

(4)

Consists of the value of an award of 87,500 shares of restricted Class B Stock granted to Mr. Jaffe under the Oil-Dri Corporation of America 2006 Long Term Incentive Plan, 17,500 shares of which become non-forfeitable on December 6, 2006 and an additional 17,500 shares of which become non-forfeitable on the four subsequent anniversaries of that date; the entire award is subject to the approval of the plan by the Company’s stockholders. The value is based on a per share value of $15.368 which was the closing price of a share of the Company’s Common Stock on the date of grant. Pending stockholder approval of the plan, dividends paid with respect to such restricted shares are being held in escrow. As of July 31, 2006, 87,500 shares of unvested restricted Class B Stock had an aggregate value of $1,397,900 based on the closing price of the Company’s Common Stock on that date.

(5)

Consists of payment by the Company of $7,502 on behalf of Mr. Jaffee to a defined contribution plan and $3,033 that Mr. Jaffee earned in excess of 120% of the applicable federal rate on his balance in the deferred compensation plan.

(6)	Mr. Peterson joined the Company on October 8, 2004.

(7)

Consists of payment by the Company of $3,796 on behalf of Mr. Cofsky to a defined contribution plan and $2,584 that Mr. Cofsky earned in excess of the applicable federal rate on his balance in the deferred compensation plan.

(8)	Payment by the Company on behalf of this executive officer to a defined contribution plan.

(9)	Mr. Bradley resigned from the Company effective November 3, 2006.

(10)	Mr. Bancroft joined the Company on February 1, 2005.

(11)

Mr. Bancroft received an award of 6,250 shares of restricted Stock as defined in the Company’s 1995 Long-Term Incentive Plan, of which 1,250 shares became non-forfeitable on March 15, 2006, 1,875 shares become non-forfeitable on March 15, 2007 and 3,125 shares become non-forfeitable on March 15, 2008. As of July 31, 2006, 5,000 shares of unvested restricted Stock had an aggregate value of $79,880 based on the closing price of the Company’s Common Stock on that date.

Stock Options

     No stock options were granted to the Named Officers in the fiscal year ended July 31, 2006. Following the end of the fiscal year all outstanding option awards, which included awards granted to the Named Officers, were equitably adjusted for the Stock Dividend. See “Compensation Committee Report on Executive Compensation” below for a further description of this adjustment.

     The following table provides information about options for the Company’s Stock (as defined in Note 2 below) held as of July 31, 2006, and option exercises during fiscal 2006 by the Named Officers and the value realized from those exercises. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Stock at July 31, 2006, multiplied by the number of shares underlying the option. An option is in-the-money if the fair market value of the Stock subject to the option is greater than the exercise price. All information in this table and the notes thereto has been adjusted to give effect to the Stock Dividend.

FISCAL YEAR OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

					Value of Unexercised
	Shares		Number of Unexercised		In-The-Money Options
	Acquired	Value	Options at Fiscal Year-End		at Fiscal Year-End ($) (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel S. Jaffee	68,125	$412,737	104,531	30,469	$804,022	$283,988

Andrew N. Peterson	--	--	--	31,250	--	124,250

Thomas F. Cofsky	30,000	201,050	48,438	17,188	381,350	168,875

Wade R. Bradley	14,688	87,325	--	23,438	--	211,775

Brian K. Bancroft	--	--	--	12,500	--	15,200

(1)	The closing price of a share of Common Stock on July 31, 2006, was $15.976.

(2)

All options are for shares of Stock as defined by the terms of the 1995 Long-Term Incentive Plan. “Stock” as defined in the plan means Class A Common Stock, except that if no Class A Common Stock is issued and publicly traded on any securities market when options are exercised, the shares awarded would be Common Stock and, with respect to any award made in Class B Stock to a member of the Jaffee family who is an employee of the Company or one of its subsidiaries that is more than 50% owned by the Company, Class B Stock. As of the date of this Proxy Statement, no shares of Class A Common Stock had been issued. The options held and exercised by Daniel S. Jaffee and Thomas F. Cofsky relate to Class B Stock.

Pension Plans

     The Company’s pension plan covering salaried employees is a non-contributory, qualified, defined benefit plan. The plan provides for pensions based on credited years of service and cash compensation (excluding compensation paid under the Company's incentive bonus plan and amounts deferred pursuant to the Company’s deferred compensation plan) during the highest paid consecutive five years during the last 10 years of employment. The following table presents estimated annual retirement benefits payable under the pension plan and a supplemental executive retirement plan upon normal retirement at age 65 and is computed on the basis of a five-year certain and life annuity. The benefits listed are not subject to a deduction for social security or other offset amounts.

Highest Consecutive 5-Year		Estimated Annual Benefits at Years of Service Indicated
Average Compensation	15 Yrs	20 Yrs	25 Yrs	30 Yrs	35 Yrs	40 Yrs
$150,000	$20,500	$27,400	$34,200	$41,100	$41,100	$41,100
$175,000	24,700	32,900	41,100	49,300	49,300	49,300
$200,000	28,800	38,400	48,000	57,600	57,600	57,600
$225,000	32,900	43,900	54,900	65,800	65,800	65,800
$250,000	37,000	49,400	61,700	74,100	74,100	74,100
$300,000	45,300	60,400	75,500	90,600	90,600	90,600
$350,000	53,500	71,400	89,200	107,100	107,100	107,100
$400,000	61,800	82,400	103,000	123,600	123,600	123,600

     The Named Officers are participants in the Company’s pension plan and had compensation as defined in the pension plan for the fiscal year ended July 31, 2006, and full years of service as of August 1, 2006, under the pension plan as follows: Daniel S. Jaffee, $355,000, 18 years; Andrew N. Peterson $185,833, 1 year; Thomas F. Cofsky, $163,084, 19 years; Wade R. Bradley, $182,417, 16 years; and Brian K. Bancroft, $162,500, 1 year. Daniel S. Jaffee’s compensation is currently limited to $210,000 under the Company’s pension plan because of applicable Internal Revenue Code limitations which became effective for the Company’s plan on August 1, 1994.

     The Company has established a supplemental executive retirement plan to provide retired participants in the Company’s pension plan with the amount of benefits that would have been provided under the pension plan but for the limitations on benefits and/or the limitation on compensation for purposes of calculating benefits imposed by the Internal Revenue Code. All pension plan participants whose benefits are affected by those limitations will be participants in the supplemental executive retirement plan. Daniel S. Jaffee is currently the only participant. Benefits under the supplemental plan are to be paid from the general funds of the Company. The accrued unfunded liability of the supplemental plan at July 31, 2006 was $98,000; $27,000 of this amount was accrued during the fiscal year ended July 31, 2006.

II. APPROVAL OF THE
OIL-DRI CORPORATION OF AMERICA
2006 LONG TERM INCENTIVE PLAN

Introduction

     On March 14, 2006, the Compensation Committee recommended and the Board of Directors approved and adopted the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (the “Original Plan”) and directed that it be submitted to the Company’s stockholders for approval. Following the declaration of the Stock Dividend, the Board of Directors on July 28, 2006, amended and restated the Original Plan. This amended and restated 2006 Long Term Incentive Plan is being submitted for stockholder approval (the “2006 Plan”). The 2006 Plan is a successor to the Company’s 1995 Long-Term Incentive Plan (the “1995 Plan”) which expired in August 2005 and the Company’s Outside Director Stock Plan under which no additional shares are available for grant (together with the 1995 Plan, the “Prior Plans”). Awards granted under the Prior Plans remain outstanding in accordance with their terms and are not governed by the terms of the 2006 Plan.

     Stockholders are being asked to approve the 2006 Plan. Stockholder approval of the 2006 Plan is necessary, among other reasons, (i) to allow the Company to comply with the New York Stock Exchange rules requiring stockholder approval of equity compensation plans, (ii) to allow the Company to grant incentive stock options described in Section 421 of the Internal Revenue Code (the “Code”) and (iii) to allow performance-based awards made under the 2006 Plan to executive officers of the Company to be fully deductible by the Company for federal income tax purposes under Code Section 162(m) if and to the extent the Compensation Committee determines that compliance with the performance based exception to tax deductibility limitations under Code Section 162(m) is desirable and complies with such requirements.

     A full copy of the 2006 Plan is attached as Appendix A hereto. The material features of the 2006 Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the 2006 Plan.

Purpose

     The 2006 Plan is intended to advance the interests of the Company and its stockholders by encouraging and providing for the acquisition by employees and non-employee directors of an equity interest in the success of the Company and its subsidiaries, by providing additional incentives and motivation toward superior performance of the Company and by enabling the Company to attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Administration

     The 2006 Plan will be administered by the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer the 2006 Plan (the “Committee”). The Committee must consist of two or more members, each of whom qualifies as a “non-employee director,” as the term is defined by Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) and as an “outside director” within the meaning of Code Section 162(m). Subject to the terms of the 2006 Plan, the Committee, by majority action thereof (whether taken during a meeting or by written consent), is authorized to interpret the 2006 Plan, to prescribe, amend and rescind rules and regulations relating to the 2006 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the 2006 Plan, but only to the extent not contrary to the express provisions of the 2006 Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the 2006 Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

     The Board of Directors may reserve to itself or delegate to another committee (made up of one or more officers or directors who may or may not be employees of the Company) any or all of the authority and responsibility of the Committee, except with respect to awards to executive officers, directors and any other participants subject to Section 16 of the 1934 Act.

Eligibility

     Under the 2006 Plan, the Committee at its discretion may grant awards to present and future employees (including officers and directors who are also employees) of the Company or its subsidiaries and to present and future non-employee directors of the Company whom the Committee believes are in a position to contribute materially to the Company’s growth, development and long-term financial growth. As of September 30, 2006, the Company and its subsidiaries had approximately 720 full-time employees (including officers and directors who are also employees) and eight non-employee directors, all of whom will be eligible to participate in the 2006 Plan.

Offering of Stock

     919,500 shares of the Company’s stock will be available under the terms of the 2006 Plan for issuance in settlement of awards. “Stock” means the Company’s: (a) Class A Common Stock, or (b) if no Class A Common Stock is issued and publicly traded on any securities market, then Common Stock; and (c) in the case of any award made in shares of Class B Stock to a member of the Jaffee family, Class B Stock; and, (d) with respect to any award specifically made in shares of Common Stock, Common Stock. The term “shares” or “stock” in this summary refer to “Stock” as defined above.

     The stock delivered to settle awards made under the 2006 Plan may be authorized and unissued shares or treasury shares, not reserved for any other purpose. If any shares subject to any award granted under the 2006 Plan are forfeited or otherwise terminated without delivery of shares, the shares subject to such awards will again be available for issuance under the 2006 Plan. In addition, any shares withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will again be available for grant under the 2006 Plan.

     The 2006 Plan will remain in effect until all stock subject to it has been purchased or acquired pursuant to the provisions of the 2006 Plan, subject to the Board’s right to earlier terminate the 2006 Plan.

     If a stock dividend or split, recapitalization, merger, consolidation, combination, separation (including a spinoff), exchange of shares, or other similar corporate change or distribution of stock or property by the Company occurs, the number and class of and/or price of shares of stock subject to each outstanding award, the number and class of shares of stock available for awards, and the number and class of shares of the aggregate and individual participation limitations will be adjusted appropriately by the Committee to prevent dilution or enlargement of the rights of grantees.

Limits on Individual Awards

     The 2006 Plan limits the number of shares which may be granted in any calendar year with respect to awards to any individual to 125,000.

Summary of Awards under the 2006 Plan

     The 2006 Plan permits the grant of stock options including incentive stock options (“ISOs”); stock appreciation rights (“SARs”); restricted stock and restricted stock units; performance awards and other stock-based and cash-based awards.

     Stock Options. The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the 2006 Plan. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the Committee and set forth in the award agreement but cannot be less than the fair market value of the stock on the date of grant. The expiration date cannot be later than the tenth anniversary of the date of grant. The exercise price may be paid with cash or its equivalent, with previously acquired shares of the Company’s Common Stock, Class A Common Stock or Class B Stock, or by other means approved by the Committee.

     Eligibility for ISOs is limited to employees of the Company and its subsidiaries. ISOs cannot be granted after the tenth anniversary of the date on which the 2006 Plan was adopted by the Board. In the case of an employee who owns or is deemed to own stock representing more than 10% of the total combined voting power of the classes of stock of the Company, the exercise price of an ISO must be at least 110% of the fair market value on the date of grant and an ISO cannot be exercisable after the expiration of five years from the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year shall not exceed $100,000 (if exceeded, any excess options are deemed to be NQSOs). Any participant must notify the Committee of any disposition of stock issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) within 10 days of the disposition.

     Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. On the date that shares of restricted Common Stock become non-forfeitable, the Company will, if on that date Class A Common Stock is issued and publicly traded, exchange such shares of Common Stock for an equal number of shares of Class A Common Stock, unless the award of restricted stock was specifically made as an award of Common Stock. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of stock are delivered in the future. The Committee will determine and set forth in the award agreement the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

     Stock Appreciation Rights. The Committee may grant SARs under the 2006 Plan. Upon exercise of a SAR, the holder will receive from the Company the difference between the fair market value of the stock subject to the SAR, determined on the date of exercise, and the grant price. The benefit upon exercise of a SAR is generally paid in cash, except that the Committee may, in its discretion, pay the benefit wholly or partially in stock. The grant price of a SAR is determined by the Committee and set forth in the award agreement, but cannot be less than the fair market value of the stock as of the date of grant. SARs may be exercised on such terms as the Committee determines but cannot be exercised later than the tenth anniversary of the date of grant.

     Performance Awards. Performance awards may be granted under the 2006 Plan. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met, and the Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met. The performance goals may vary from participant to participant, group to group, and period to period. Performance awards may be paid in the form of cash, shares of stock, or in any combination, as determined by the Committee.

     Other Awards. The Committee may grant other cash-based or equity-based awards, referred to as “other cash-based awards” or “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, or performance awards. The terms and conditions of each other cash-based or stock-based award shall be determined by the Committee. Payment under any other cash-based or stock-based award will be made in cash or stock, as determined by the Committee.

     Transfer Limitations on Awards. The Committee shall impose any transfer restrictions on any shares acquired pursuant to the awards under the 2006 Plan as it deems advisable. Generally no award may be transferred other than by designation of beneficiary, by will or by the laws of descent and distribution. Further, all awards granted to a participant under the 2006 Plan shall be exercisable during his lifetime only by such participant. Notwithstanding the foregoing, a participant may transfer all or a portion of an award (other than an ISO or restricted stock) to Immediate Family Members (defined in the 2006 Plan as a participant’s spouse, parent and any lineal descendents, including any adopted child, of a parent of the participant or of a parent of the participant’s spouse, and any trustee, guardian or custodian for any of the foregoing), a trust for the exclusive benefit of the Immediate Family Members, a partnership of Immediate Family Members, and such other person or entity as the Committee may permit. Under no circumstances may a participant transfer awards under the 2006 Plan for consideration.

Exercise of Awards after Termination of Service

     If a participant’s employment or service as a director terminates for any reason other than death, disability, retirement or for cause, any option or SAR which was immediately exercisable on the termination date may be exercised until the earlier of (i) the expiration date or (ii) 90 days after such termination or for such longer period as may be specified in the participant’s award agreement. Any unvested award will expire without value and be forfeited on the date of termination.

     If a participant’s employment or service terminates because of death or disability, any outstanding option or SAR will become fully exercisable, and any outstanding restricted stock, restricted stock units, other stock-based awards or other award that was forfeitable will become nonforfeitable and fully vested. The participant, or deceased participant’s representative or beneficiary, will have until the expiration date or three years from the date of the participant’s termination of employment or service, whichever occurs first, to exercise the options or SARs. However, in the case of ISOs, the favorable tax treatment described under Code Section 422 will not be available if the option is not exercised within 12 months after the date of termination.

     If a participant retires (as defined in the 2006 Plan), all unvested awards (with the exception of restricted stock awards unless vesting is approved by the Committee at the time of retirement) will become immediately vested and options and SARs will become immediately exercisable. A retired participant will have until the expiration date or three years from the date of the participant’s retirement, whichever occurs first, to exercise the options and SARs. However, in the case of ISOs, the favorable tax treatment described under Code Section 422 will not be available if the option is not exercised within three months after the date of termination.

     If a participant is terminated for cause, an unexercised option, SAR, performance-based award, or share of restricted stock that is forfeitable will terminate upon the termination of employment or service.

     In the event of a change of control (as defined in the 2006 Plan) of the Company, all unvested awards become immediately vested and exercisable. However, in the case of ISOs, the favorable tax treatment described under Code Section 422 will not be available if the option is not exercised within three months after the date of termination if termination is not for death or disability. The benefit payable for any performance award for which the performance period has not ended on the date of the change of control will be calculated pursuant to a formula set forth in the 2006 Plan.

Amendment and Termination of the 2006 Plan

     The Board may terminate the 2006 Plan at any time and may amend or modify it from time to time but no such action shall adversely affect any award already granted under the 2006 Plan without the consent of the grantee. However, unless approved by the stockholders of the Company, there shall be no amendment or modification of the 2006 Plan that would increase the total amount of stock which may be issued under the 2006 Plan, increase the maximum number of shares which may be subject to awards granted under the 2006 Plan to a participant during a calendar year or extend the maximum period during which awards may be made under the 2006 Plan. Adjustments made pursuant to a change in capitalization as described under the heading “Offering of Stock” above, do not constitute an amendment or modification of the 2006 Plan. After the 2006 Plan is terminated, no further awards can be granted under the 2006 Plan, but any awards previously granted under the 2006 Plan will remain outstanding in accordance with their applicable terms and conditions.

Federal Income Tax Consequences

     The Company believes that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the 2006 Plan. This summary is for stockholder informative purposes and is not intended to provide tax advice to grantees.

     The grant of an option or SAR will create no tax consequences for the grantee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising an SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In the case of SARs and options other than ISOs, the Company will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the 1934 Act when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute.

     With respect to other awards granted under the 2006 Plan that may be settled either in cash, in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

     In certain cases, awards granted under the 2006 Plan may be treated as deferred compensation subject to the rules under Code Section 409A. These rules (i) impose restrictions on the timing of elections to defer the receipt of income, (ii) prohibit, with certain exceptions, the acceleration of payment of deferred compensation and (iii) restrict the timing of the distribution of deferred compensation. Should any award under the 2006 Plan which is treated as deferred compensation for purposes of Code Section 409A fail to comply with these requirements, the grantee would be required to recognize as ordinary income the full value of the non-compliant award (and the full value of all similar awards that are treated as deferred compensation, whether or not they comply with the requirements of Code Section 409A) at the time such awards vest. In addition to the inclusion in income, the grantee would also be subject to additional tax penalties and interest on the amount included in income under Section 409A of the Code.

     A change in control could expose a participant who is an officer or highly-compensated individual of the Company to a 20% excise tax under Section 4999 of the Code on payments (including the value of accelerated vesting) under the 2006 Plan that constitute “excess parachute payments” within the meaning of Section 280G of the Code.

     The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 2006 Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the 2006 Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

Market Price

     At October 20, 2006, the per share market value of the Common Stock of the Company was $14.89. As of that date, no Class A Common Stock had been issued under the 2006 Plan or otherwise. Class B Stock is convertible into Common Stock on a share for share basis at the option of the holder.

New Plan Benefits

     Except as noted below, it is not possible to determine how many discretionary grants, nor what types, will be made to grantees in the future under the 2006 Plan. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of the Company’s stock that will be distributed to grantees under the 2006 Plan.

     The 1995 Plan expired by its own terms on August 10, 2005. Subsequent to the expiration date, management in error recommended and the Compensation Committee purported to award grants of stock options and restricted stock under the 1995 Plan to a few employees, including a grant of restricted Class B Stock to the Chief Executive Officer, Daniel S. Jaffee. The error was discovered and the awards were revoked and voided within three days of the purported grant. To correct the error, the Committee made grants of stock options and restricted stock under the 2006 Plan to those employees whose purported grants under the 1995 Plan had been revoked. (These grants are described more fully in the paragraph which follows.) In addition, the Company paid the three affected employees, including Mr. Jaffee, additional cash compensation in lieu of the dividends which the recipients of restricted stock would have received had the grants under the 1995 Plan been valid and to the recipient of stock options to compensate him for the change in the option exercise price between the originally planned date of the stock option grant and the date of the actual grant.

     On March 14, 2006, the Compensation Committee awarded to Mr. Jaffee, 70,000 shares (87,500 shares after adjustment for the Stock Dividend) of restricted Class B Stock which vests in five equal annual installments beginning on December 6, 2006 and to an employee who is not an executive officer 1,000 shares (1,250 shares after adjustment for the Stock Dividend) of restricted Common Stock which vests on October 10, 2008. The Compensation Committee also awarded to an employee who is not an executive officer options to purchase 10,000 shares (12,500 shares after adjustment for the Stock Dividend) of stock at an exercise price of $19.21 ($15.368 after adjustment for the Stock Dividend) which was the closing price on the day of the grant; these options will vest 25% on January 1, 2007 and an additional 25% on each of the three following anniversaries of that date.

     On April 19, 2006, Mr. Jaffee, with the authority granted to him by the Board of Directors, awarded to an employee who is not an executive officer 1,000 shares (1,250 shares after adjustment for the Stock Dividend) of restricted Common Stock which vests on April 19, 2009. On June 6, 2006, the Compensation Committee executed a unanimous written consent awarding to two non-executive directors options to purchase on aggregate of 20,000 shares (25,000 shares after adjustment for the Stock Dividend) of Common Stock to be granted on June 9, 2006, at an exercise price of $18.53 ($14.824 after adjustment for the Stock Dividend) which was the closing price on the June 9 grant date; these options will vest 100% on June 9, 2007.

     The table below shows, as to each Named Officer that received an award and as to the various indicated groups, certain information with respect to awards made under the 2006 Plan. All awards are subject to approval of the 2006 Plan by the stockholders. The grants described above and shown in the table have all been adjusted for the Stock Dividend.

			Stock Options
	Restricted Stock	Restricted Stock	Granted as	Value of
	Originally	after Stock	adjusted for	Restricted
	Granted	Dividend	Stock Dividend	Stock as of
	(Number of	(Number of	(Number of	October 20,
Name	Shares)	Shares)	Shares)	2006
Daniel S. Jaffee,
Chief Executive Officer	70,000	87,500	--	$1,302,875
Executive officers as a group	--	--	--	--
Non-executive directors as a group	--	--	25,000	--
(2 persons)
Non-executive employees as a	2,000	2,500	12,500	$37,225
group (3 persons)

     Giving effect to the approval of this proposal and to the awards listed above relating to an aggregate of 109,500 shares of the Company’s stock, there would be 810,000 additional shares of stock available for future grants under the 2006 Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the 2006 Plan or the terms of such grants.

Stockholder Approval

     The affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock and Class B Stock, voting together as one class, that are present in person or by proxy at the meeting is required for approval of the 2006 Plan. Should such stockholder approval not be obtained, then any awards granted under the 2006 Plan will terminate.

     The Board of Directors recommends a vote “FOR” Proposal 2, approval of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

     The Compensation Committee of the Board of Directors consists of three non-employee directors, Allan H. Selig (Chairman), Ronald B. Gordon and Joseph C. Miller all of whom are “non-employee directors” pursuant to SEC Rule 16b-3.

     The Compensation Committee oversees the Company’s cash and stock based compensation programs. The Compensation Committee reviews for reasonableness and approves compensation for the executive officers and other senior management employees and sets compensation for the Chief Executive Officer. The Compensation Committee also reviews and generally oversees the Company’s compensation program for all salaried employees. In fiscal year 2006, the Board did not modify or reject in any material way any recommendation or action of the Compensation Committee.

Compensation Policy

     The Company’s compensation policy is to provide its executive officers and other salaried employees with compensation opportunities which:

  Are competitive with companies of comparable size;

  Align compensation with overall Company performance by including annual incentive opportunities based on Company performance or other pre-determined performance goals and employees’ level of responsibility;

  Provide longer term incentives to executive officers and other senior management to remain with the Company and contribute to its growth.

     When comparing the Company’s executive compensation with other companies, the Company refers to salary surveys prepared and published by several large consulting firms. The companies represented in the surveys participate on a voluntary basis and are not the same group as that included in the Peer Group on the Performance Graph which is included later in this Proxy Statement. On occasion the Company also uses the services of outside consultants. Using these sources, the Company sets its compensation policy to reflect the median of the marketplace in base salary and the 70th percentile in total cash compensation, if full target bonus is paid.

     Section 162(m) of the Code denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its Chief Executive Officer and the four other most highly compensated executive officers. Certain “performance-based” compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met. At present compensation levels, and given the performance-based nature of the Company’s stock option plan, limitations on federal income tax deductibility of a top officer’s compensation in excess of $1 million have no impact. In general, the Company favors the preservation of tax deductibility, but reserves the right to reconsider this position.

Compensation Components

     Cash compensation for non-sales employees (including the executive officers) has two components, base salary and annual incentive bonus. Sales employees generally have a third compensation component, bonus related to sales objectives. The Company has a number of salary grades reflecting differing levels of responsibility. For each salary grade, a minimum and maximum base salary range is established as well as a percentage of compensation which serves as an incentive opportunity.

     Annual Base Salary: For each fiscal year, the Company reviews with the Compensation Committee the prior year’s actual salaries for the various base salary ranges, and any proposed change in salary ranges for the coming year. The Company annually reviews with the Compensation Committee any proposed salary increases for executive officers and other senior managers. Any increases are generally based upon changes in base salary range, the individual’s performance during the previous year, and any significant change in responsibilities for the upcoming year.

     Annual Incentive Compensation: The Company’s annual incentive bonus plan, the Oil-Dri Corporation of America Annual Incentive Plan, provides an opportunity for all salaried employees (including the executive officers) to earn a performance related cash bonus. The annual incentive plan is designed to involve communication to employees of expectations for Company performance, thus linking Company performance and total annual compensation. It provides for broad based participation, so that each salaried employee recognizes that he or she can contribute to the Company’s success.

     The incentive plan provides for a target bonus equal to a percentage of the individual’s annual base salary. This percentage is determined by salary grade which reflects the level of responsibility and expected contribution of the employee’s position to the Company’s financial results. For employees in the higher salary grades (including the executive officers) a larger proportion of their total compensation takes the form of incentive compensation than is the case for employees in the lower salary grades. Currently, if full target bonus is paid under the incentive plan, the Chief Executive Officer would receive a bonus equal to 50% of his base pay. The target bonus level for other executive officers ranges from 30% to 40% of base pay.

     If the Company meets its performance target, full target bonus is paid to each salaried employee. If the Company fails to meet its target but meets certain performance minimums, a bonus of less than 100% of target bonus may be paid. If the Company exceeds its target, bonuses above 100% of target may be paid; however, no employee can receive a bonus greater than 200% of target.

      At the beginning of each fiscal year, the Compensation Committee reviews management’s proposal for the targets which will determine payment of the incentive bonus for that year and determines the reasonableness of those targets as they relate to the total compensation of the executive officers. A corporate earnings measure has been the sole measure used under the incentive plan since fiscal 2001. This measure serves to unite all salaried employees to work together to improve the Company’s performance.

      For fiscal 2006, the performance measure under the annual incentive plan was the increase (or decrease) in earnings per share over the prior year’s earnings per share. Employees exempt from the overtime requirements of the Fair Labor Standards Act (“exempt employees”) were to receive payment of full target bonus if earnings per share exceeded the prior year’s by ten percent. Incremental performance measures were established with a maximum payment of 200% of target bonus if earnings per share exceeded the prior year’s by thirty percent and a minimum payout if earnings per share were less than the prior year’s by as much as twenty percent. Per the corporate performance measure, the bonus earned under the plan by exempt employees for 2006 was 54% of target bonus. Additionally, the Chief Executive Officer exercised the discretion granted to him by the Compensation Committee to adjust, up or down, bonus payments to individual employees, including the executive officers. The annual incentive bonus paid to the Named Officers is shown in the Executive Compensation Summary Compensation Table of this Proxy Statement. Employees not exempt from the overtime requirements of the Fair Labor Standards Act (“non-exempt employees”) received their full target bonus of 7.5% of pay.

      At its regular October 2006 meeting, the Compensation Committee approved an amendment and restatement of the Company’s annual incentive plan effective as of August 1, 2006. Under the amended annual incentive plan, eligible employees (including the Company’s executive officers) may receive annual cash incentive awards equal to a percentage of salary as described above. The incentive plan continues to provide for the possibility of awards based on corporate financial performance; special performance, including individual, departmental or divisional performance; or a combination of the two. The incentive plan now also provides for the possibility of an executive deferred bonus award for the Company’s senior management (including the executive officers). Performance measures, targets and payout ranges used under the plan for incentive purposes are established each fiscal year based on the Company’s annual business plan.

     The Compensation Committee also approved the performance measure and targets under the incentive plan for fiscal 2007. The performance measure is corporate financial performance measured by actual performance as compared with the Company’s budgeted business plan. The fiscal 2007 targets provide that exempt employees will receive their full target bonus if the Company achieves 100% of its business plan. If the Company achieves 110% of its business plan, bonuses of 150% of target will be paid and if the Company achieves 119% of its business plan, bonuses of 200% of target will be paid. If the Company achieves 90% of its business plan, bonuses of 50% of target will be paid. If the Company achieves 86% of its business plan, bonuses of 25% of target will be paid. Additional specific targets between 86% of business plan and 119% of business plan were also approved. If performance falls between two of the specified targets, the bonus payment percentage will be prorated.

     Non-exempt employees will receive their full target bonus of 7.5% of pay if the Company achieves 86% or more of its business plan. Bonuses for these employees are capped at 100% of target bonus. For all participating employees, if performance is below 86% of the business plan, the Chief Executive Officer has discretion to pay up to 25% of target bonus.

      The fiscal 2007 performance measure and targets for awards of executive deferred bonuses under the incentive plan are the same as those listed above for exempt employees, except that if exempt employees earn a bonus of less than 75% of target, no executive deferred bonuses will be paid. Executive deferred bonuses earned in fiscal 2007 will vest at the end of three years. All executive officers (except the Chief Executive Officer) and other members of senior management are participants in the executive deferred bonus portion of the plan for fiscal 2007.

     Long-Term Incentives: The Company’s 1995 Long-Term Incentive Plan (the “1995 Plan”) expired by its own terms on August 10, 2005. Subsequent to the expiration date, management in error recommended and the Compensation Committee purported to award grants of stock options and restricted stock under the 1995 Plan to employees, including a grant of restricted Class B Stock to the Chief Executive Officer, Daniel S. Jaffee. (See discussion of Compensation of the Chief Executive Officer below.) The error was discovered and the awards were revoked and voided within three days of the purported grant.

     Recognizing that the ability to make use of stock-based, long-term incentive compensation is important to the Company’s success in attracting and retaining key employees and outside directors, the Compensation Committee at its regular March 2006 meeting recommended to the Board of Directors adoption of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (the “2006 Plan”), subject to approval of that plan by the Company’s stockholders. See part II of this Proxy Statement for a full discussion of the provisions of the 2006 Plan. The Committee also made grants of stock options and restricted stock under the 2006 Plan to those employees whose purported grants under the 1995 Plan had been revoked. These grants will vest on the same dates as the original, invalid, awards would have vested, subject to approval of the 2006 Plan by the stockholders; the exercise price of the stock option grant was the closing price of the Company’s Common Stock on the date of the Compensation Committee meeting. In addition, the Company paid the affected employees, including Mr. Jaffee, additional cash compensation in lieu of the dividends which the recipients of restricted stock would have received had the grants under the 1995 Plan been valid and to the recipient of stock options to compensate him for the change in the option exercise price between the originally planned date of the stock option grant and the date of the actual grant.

     The Company on September 8, 2006 paid a stock dividend of one-quarter share per each outstanding share of the Company’s Common and Class B Stock to stockholders of record as of August 4, 2006 (the “Stock Dividend”). The Compensation Committee, in its role as administrator of the Company’s stock based incentive plans (the 1995 Plan, the 2006 Plan and the Outside Director Stock Plan), determined that to maintain the value to the grantees of the awards granted under those plans an equitable adjustment of the number of shares of stock underlying all outstanding option awards and of the exercise price per share of those awards should be made. For awards under the 1995 Plan and the Outside Director Stock Plan, the Compensation Committee increased by 25% the number of shares of stock underlying all outstanding option awards and decreased by 20% the exercise price per share of those awards, thus maintaining the aggregate exercise price of each award. The Compensation Committee recommended to the Board of Directors that the same adjustment be made for awards under the 2006 Plan and the Board of Directors made such adjustment, subject to approval of that plan by the stockholders.

Compensation of Chief Executive Officer

      The Chairman of the Board recommends and the Compensation Committee determines the compensation of the Chief Executive Officer following the general policies and guidelines described above for the compensation of executive officers.

      At its October 2005 meeting, the Compensation Committee reviewed the accomplishments of the President and Chief Executive Officer, Daniel S. Jaffee during fiscal 2005 and determined that Mr. Jaffee’s base salary for fiscal 2006 should be set at $355,000. The Compensation Committee continued Mr. Jaffee’s incentive bonus plan opportunity at 50% of base salary if a 100% bonus is paid under the incentive plan. As discussed under “Annual Incentive Compensation” above, actual bonus payment under the incentive plan was 54% of full target bonus, resulting in a bonus payment to Mr. Jaffee of $95,850. In setting Mr. Jaffee’s compensation, the Compensation Committee reviewed compensation data prepared and presented to the Compensation Committee by an outside consultant specializing in executive compensation. This data showed that as compared both with a general market group with annual revenues in the same range as the Company’s and with a peer group selected by standard industrial classification, Mr. Jaffee’s annual cash compensation fell well under the median for chief executive officers. The Compensation Committee also reviewed data from a survey of chief executive officer salaries prepared and distributed by a compensation consulting firm which also showed that Mr. Jaffee’s compensation was below the median. In determining Mr. Jaffee’s salary increase the Compensation Committee also considered his performance and achievements as President and Chief Executive Officer including the Company’s continued improvement in return on assets and on stockholders’ equity, reduction in net debt, increase in income per diluted share and increase in stock price and dividend payments. The Compensation Committee noted that all of these improvements took place despite very significant increases in energy costs. The Compensation Committee also noted Mr. Jaffee’s leadership in making organizational changes and working with other members of the management team to focus the Company’s sales strategies and to define its mission.

      At a special meeting in December 2005, the Compensation Committee continued the discussion begun at its October meeting of the long-term incentive component of Mr. Jaffee’s compensation. The compensation data, which had been prepared and presented to the Compensation Committee by the outside consultant in October, was supplemented to include a comparator group with a market capitalization in the same range as the Company’s in addition to the general market group with annual revenues in the same range as the Company’s and the peer group selected by standard industrial classification. This data showed that in comparison with all three peer groups Mr. Jaffee’s annual long-term incentive compensation was below the median. To make Mr. Jaffee’s compensation more competitive with the Company’s peer groups and taking into consideration Mr. Jaffee’s accomplishments as Chief Executive Officer, the Compensation Committee awarded Mr. Jaffee a grant of shares of restricted Class B Stock. As adjusted for the Stock Dividend, that grant was for 87,500 shares to vest 17,500 shares on December 6, 2006 and 17,500 on each of the four subsequent anniversaries of that date. This grant was purported to be made under the 1995 Plan and as discussed above was revoked and made under the 2006 Plan, subject to approval of that plan by the Company’s stockholders.

      At its October 2006 meeting, the Compensation Committee reviewed Mr. Jaffee’s achievements during fiscal 2006 which included strategic focus of the Company’s business; organizational changes including the reorganization of the Company’s business into two segments (the Retail and Wholesale Segment and the Business-to-Business Segment) and the centralization of the procurement function; effecting price increases; expanding the Company’s raw material base; and continuing to operate profitably despite significant increases in prices for fuel and other costs. The Committee determined that Mr. Jaffee’s base salary for fiscal 2007 should be set at $367,425 with continued participation in the incentive bonus plan at the same level as the prior fiscal year.

COMPENSATION COMMITTEE

Allan H. Selig, Chairman
Ronald B. Gordon
Joseph C. Miller

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

      The Audit Committee consists of directors J. Steven Cole (Chairman), Arnold W. Donald and Paul E. Suckow. Each member meets the independence standards presently prescribed by the Securities and Exchange Commission and the New York Stock Exchange. The Board has also determined that Mr. Cole is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and that he meets the accounting or related financial management expertise standard presently required by the New York Stock Exchange.

      The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.oildri.com. The Audit Committee reviews the charter, which was last amended on October 7, 2004, on an annual basis. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing, financial reporting and internal controls practices, and compliance with legal and regulatory requirements of the Company. The Audit Committee met four times during the fiscal year ended July 31, 2006.

      The Company’s management is primarily responsible for the Company’s financial statements and reporting process, including its system of internal controls. The Company’s independent auditor is responsible for auditing the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities.

      In the discharge of its duties, the Audit Committee performed the following:

  Reviewed the scope and overall plans for the annual audit. PricewaterhouseCoopers LLP, the Company’s independent auditor, advised the Audit Committee that its audit included procedures designed to provide reasonable assurance for detection of illegal acts that would have a direct and material effect on the determination of financial statement amounts and procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure in those statements.

  On a quarterly basis, reviewed the fiscal 2006 quarterly financial statements and related news releases with management, including the Company’s chief financial officer and its internal audit manager, and the independent auditor prior to their public issuance. At these meetings, the Audit Committee also discussed significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements and reviewed the specific disclosures to be included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Reports on Form 10-Q.

  Reviewed and discussed the Company’s audited annual financial statements with management, including the Company’s chief financial officer and its internal audit manager, and the Company’s independent auditor prior to their issuance. The Audit Committee also reviewed significant financial reporting issues and judgments made in connection with the preparation of the Company’s annual financial statements.

  Reviewed and discussed a draft of the Company’s proposed news release announcing its fiscal 2006 results, and reviewed a draft of the Company’s Annual Report on Form 10-K (including the specific disclosures to be included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in that report) with management, including the Company’s chief financial officer and its internal audit manager, and the independent auditor prior to their public issuance.

  Discussed with management and the independent auditor their comments on the Company’s internal controls and compliance with those controls.

  Received from PricewaterhouseCoopers LLP its Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the Company’s consolidated financial statements.

  Met with management, including the Company’s chief financial officer, and then separately with the independent auditor, to discuss their respective views of the conduct of the audit and of any significant issues encountered.

  Reviewed a report on pending litigation and other legal matters from the Company’s general counsel.

  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee) and Rule 2-07 under SEC Regulation S-X as well as relevant new Financial Accounting Standards affecting the Company’s audited financial statements.

  Received from the independent auditor the written disclosures required by Public Company Accounting Oversight Board Rule 3600T, which adopts on an interim basis Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Monitored the services provided by the independent auditor, pre-approved all audit-related and tax services, discussed with the independent auditor the effect of the non-audit services performed on auditor independence, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in conducting its auditing functions.

      Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006.

      The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2007 and resolved that the appointment be presented to the Company’s stockholders for ratification at the 2006 annual meeting.

AUDIT COMMITTEE

J. Steven Cole, Chairman
Arnold W. Donald
Paul E. Suckow

AUDITOR FEES

Audit Fees

      The aggregate fees, including expenses reimbursed, billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended July 31, 2006 and 2005, respectively, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for those fiscal years are shown below.

      The aggregate fees for professional services by PricewaterhouseCoopers LLP in the fiscal years ended July 31, 2006 and 2005, respectively, were:

Type of Fees	2006	2005
Audit fees (1)	$304,000	$335,725
Audit-related fees (2)	20,950	8,730
Tax fees (3)
Tax compliance	131,242	138,700
Tax planning	117,250	45,000
All other fees	--	-
Total	$573,442	$528,155

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees represent fees for advice on the accounting treatment of certain items and discussions of SEC rules related to those items.
(3)	Tax fees consist generally of the two categories of tax compliance and statutory filing preparation (“tax compliance”), and of tax planning and advice, both international and domestic (“tax planning”). The tax compliance services consisted primarily of the preparation of original and amended tax returns, claims for refunds, and support during any income tax audit or inquiries.

Pre-Approval of Independent Auditor Services

      No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP did not render any services relating to financial information systems design and implementation for the fiscal year ended July 31, 2006. None of the services described above were approved pursuant to the de minimus exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

III. RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending July 31, 2007, and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal year ended July 31, 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor is not required by the Company’s Bylaws or otherwise; however, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

      The Board of Directors recommends a vote “FOR” Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP.

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly cumulative total stockholders' return on the Company’s Common Stock against the yearly cumulative total return of the Russell Microcap Index and the Russell 2000 Materials and Processing Economic Sector Index (Peer Group). The graph assumes that the value of the investment in the Company’s Common Stock, the Russell Microcap Index and the Russell 2000 Materials and Processing Economic Sector Index was $100 on July 31, 2001 and that all dividends were reinvested. The Company is included in the Russell Microcap Index.

Comparative Five-Year Total Returns
Oil-Dri Corporation of America, Russell Microcap, Russell 2000 – Materials & Processing
(Performance results through 7/31/2006)

		2001	2002	2003	2004	2005	2006
ODC	☐	$100.00	$98.17	$163.12	$229.72	$259.21	$294.50
Russell Microcap Index	r	$100.00	$86.42	$114.98	$135.99	$165.42	$170.03
Russell 2000-Materials & Processing	à	$100.00	$94.62	$100.77	$135.06	$173.59	$203.07

OTHER INFORMATION

Annual Report on Form 10-K

      This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information is furnished in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006, and such information is incorporated herein by reference thereto. The Company’s Annual Report on Form 10-K was filed with the Securities and Exchange Commission on October 20, 2006. A copy of the Company’s 2006 Annual Report on Form 10-K is being sent to each stockholder along with this Proxy Statement.

Stockholder Proposals

      Stockholder proposals for inclusion in proxy material for the 2007 Annual Meeting of Stockholders should be addressed to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, and must be received by July 6, 2007. In the case of other stockholder proposals of which the Company receives notice by September 19, 2007, generally the Company may exercise discretionary authority as to proposals covered by the notice if the Company includes in its proxy statement for the annual meeting advice on the nature of the proposal and how the Company intends to exercise its discretion. In the case of other stockholder proposals not included in the Company’s proxy material, the Company may generally exercise discretionary voting authority, conferred by proxies, at its 2007 annual meeting with respect to any such proposal that is not timely submitted (i.e., of which the Company did not have notice by September 19, 2007).

      Management is considering recommending to the Board of Directors adoption of an advanced notice by-law provision that, if adopted, would change these deadlines and generally would require that the Company be provided advance notice of any stockholder proposal for the 2007 annual meeting at least 90 days and not more than 120 days prior to the first anniversary of the date this Proxy Statement was first mailed to stockholders. In the event that the Board adopts such a bylaw amendment, the Company will within four business days after such adoption disclose the revised deadlines in a Current Report on Form 8-K. Accordingly, stockholders considering making a proposal for possible consideration at the 2007 annual meeting are urged to review the Company’s periodic reports filed with the SEC for further information regarding the required deadlines for submitting stockholder proposals.

Delivery of Proxy Materials and Annual Report

Electronic Delivery

      If you would like to reduce the costs incurred by the Company for printing and mailing stockholder communications, you can consent to receiving all future Proxy Statements and Annual Reports on Form 10-K via e-mail or the internet. To sign up for electronic delivery, follow the instructions on the enclosed proxy card under the heading ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS to indicate that you agree to receive or access stockholder communications electronically in future years. If you hold your stock in the Company through a broker, bank or other holder of record, contact that entity for information as to whether and how you can elect electronic delivery.

Stockholders with Multiple Accounts

      If your household received more than one copy of the Company’s Annual Report on Form 10-K and Proxy Statement, and you wish to reduce the number you receive, check the “yes” box for “Householding Elections” on the enclosed proxy card. By checking this box, you are consenting to the mailing of proxy statements, annual reports and other stockholder information in a single package per household. The Company will continue to separately mail a proxy card for each registered stockholder account.

      You may revoke your consent at any time by calling 800-542-1061, or writing to ADP Investor Communication, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, the Company will begin sending you individual copies of these documents within 30 days after receipt of your revocation notice.

IV. OTHER MATTERS

     At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting; however, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

By Order of the Board of Directors,

RICHARD M. JAFFEE
Chairman of the Board

Chicago, Illinois
November 3, 2006

APPENDIX A

OIL-DRI CORPORATION OF AMERICA
2006 LONG TERM INCENTIVE PLAN

Section 1. Establishment, Purpose, and Effective Date of Plan

     1.1 Establishment. Oil-Dri Corporation of America, a Delaware corporation, hereby establishes the “OIL-DRI CORPORATION OF AMERICA 2006 LONG TERM INCENTIVE PLAN.” The Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based and cash-based awards.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders, by encouraging and providing for the acquisition by Employees and Outside Directors of an equity interest in the success of the Company and its subsidiaries, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees and Outside Directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company, subject to ratification by the stockholders of the Company. Awards may be granted hereunder on or after the effective date but shall in no event be exercisable or payable to a Participant prior to such stockholder approval; and, if such approval is not obtained within twelve (12) months after the effective date, such Awards shall be of no force and effect.

Section 2. Definitions.

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          “Award” means collectively or individually a grant under this Plan of a stock option, stock appreciation right, restricted stock, restricted stock unit, performance award, or other stock-based or cash-based award.

          “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Participant.

          “Board” means the Board of Directors of the Company.

          “Cause” means (i) the Participant’s conviction of (or plea of guilty or no contest to) a felony which is, in the opinion of the Committee, likely to result in injury of a material nature to the Company or a subsidiary, or (ii) the gross and habitual negligence by the Participant in the performance of Participant’s duties to the Company or its subsidiaries.

          “Change in Control” means any of the following:

          (i) Class B Stock, together with the Common Stock held by the beneficial owners of the Class B Stock, has less than 50% of the voting power of the Company, and

          (A) the acquisition by any person or group of beneficial ownership of stock possessing more than 20% of the voting power of the Company, except that (i) no such person or group shall be deemed to own beneficially (a) any securities acquired directly from the Company pursuant to a written agreement with the Company, or (b) any securities held by the Company or a subsidiary or any employee benefit plan (or any related trust) of the Company or a subsidiary, and (ii) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares of such corporation and the voting power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the then outstanding stock or the voting power of the Company, as the case may be; or

          (B) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under 1934 Act); or

          (ii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the stock and voting power of the Company immediately before such merger, reorganization or consolidation do not, immediately after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the voting power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

          For purposes of this definition, “person” means the term as used in Section 13(d) of the 1934 Act; “group” means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the 1934 Act; “beneficial owner,” “beneficially owned,” “beneficially owning,” and “beneficial ownership” shall have the meanings applicable under Rule 13d-3 under the 1934 Act; “stock” means the securities issued by the Company which generally entitle the holder thereof to vote for the election of directors of the Company and “voting power” means the combined voting power of securities issued by the Company which generally entitle the holder thereof to vote for the election of directors of the Company.

          Notwithstanding the foregoing, a Change in Control shall be deemed not to have occurred with respect to any Participant with respect to an Award initially issued to such Participant if such Participant is, by written agreement, a participant on such Participant’s own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement cause the Change in Control to occur and, pursuant to the written agreement, the Participant has or is to acquire an equity interest in the resulting entity.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Committee” means the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan. The Committee shall consist of two or more members, each of whom shall qualify as a “non-employee director,” as the term (or similar or successor term) is defined by Rule 16b-3, and as an “outside director” within the meaning of Code Section 162(m) and regulations thereunder.

          “Company” means Oil-Dri Corporation of America, a Delaware corporation.

          “Disability” means a determination of disability under the Company’s long term disability plan, or in the case of a Participant who is not a participant in that plan, a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job or Outside Director responsibilities which such Participant held or the duties to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration. For purposes of extended exercisability of Incentive Stock Options under Section 12.1, or the payment to a Participant of any amount subject to Code Section 409A prior to such Participant’s “separation from service” (as defined in Code Section 409A), “disability” means a disability within the meaning of Code Section 22(e)(3).

          “Employee” means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, or any division thereof.

          “Fair Market Value” generally means, as of any specified date, the closing price of the Stock on the New York Stock Exchange, or any other national stock exchange or national market system on which the Stock is then traded, on the specified date, or if no reported sale of Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale. However:

          (a) in the case of Stock which is being acquired through exercise of an Option and payment of the option price is being made through simultaneous sale through a broker of shares of unrestricted Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, Fair Market Value means the selling price of the Stock sold in such simultaneous sale; and

          (b) in the case of Class B Stock, Fair Market Value means the Fair Market Value (as defined herein) of Common Stock.

          “Jaffee Family” means Richard M. Jaffee, his spouse and any of his lineal descendents (including any adopted child), or the spouse of any of the forgoing.

          “1934 Act” means the Securities Exchange Act of 1934, as amended.

          “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an “Incentive Stock Option,” or “ISO” within the meaning of Code Section 422, (ii) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (iii) any other type of option allowed by the Code.

          “Outside Director” means a member of the Board of Directors who is not an Employee.

          “Participant” means any Employee or Outside Director designated by the Committee to participate in the Plan.

          “Performance Period” is defined in Section 10.2.

          “Plan” means the Oil-Dri Corporation of America 2006 Long Term Incentive Plan as set forth herein, and any amendments hereto.

          “Retirement” means, (i) for a Participant who is an Employee, the Participant’s termination of employment as a result of the Participant’s retirement when (I) the Participant is eligible for an immediate benefit under a Company sponsored defined benefit pension plan and (II) the Participant’s age plus years of service on the date of retirement equal at least eighty (80), and (ii) for a Participant who is an Outside Director, the Participant’s termination of service as a director that occurs after the completion of three (3) years of service (whether before or after the date of a particular Award) as a director of the Company; provided that any interval of less than one (1) year extending from the date of one annual meeting of stockholders of the Company to the date of the next such meeting shall qualify as one year for this purpose.

          “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules promulgated by the Securities and Exchange Commission under Section 16(b) of the 1934 Act applicable to Awards granted under the Plan.

          “SAR” means a stock appreciation right.

          “Stock” means Class A Common Stock, or if no Class A Common Stock is issued and publicly traded on any securities market described in the definition of “fair market value,” then Common Stock, par value $0.10 per share, of the Company and, with respect to any Award made in shares of Class B Stock to a member of the Jaffee Family who is an Employee or Outside Director of the Company or one of its subsidiaries that is more than 50% owned by the Company, Class B Stock, and, with respect to any Award specifically made in shares of Common Stock, Common Stock. Class A Common Stock, Class B Stock and Common Stock shall have their respective meanings as provided in the Company’s Certificate of Incorporation, as amended.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

     2.3 Sections. Except when otherwise indicated by the context, any reference to a “Section” shall be to a Section of the Plan.

Section 3. Eligibility and Participation.

     Participants in the Plan shall be selected by the Committee from among those Employees who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. Outside Directors shall also be eligible to participate in the Plan.

Section 4. Administration.

     4.1 Committee Administration. The Committee shall be responsible for the administration of the Plan. In addition to the other rights and responsibilities as set forth in the Plan, the Committee, by majority action thereof (whether taken during a meeting or by written consent), is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

     4.2 Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or delegate to another committee any or all of the authority and responsibility of the Committee with respect to Awards to Participants who are not subject to Section 16 of the 1934 Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more (i) officers of the Company or one of its subsidiaries, (ii) directors who may, but need not be, officers or employees of the Company or any of its subsidiaries, or (iii) a combination of individuals described in (i) and (ii) above. To the extent that the Board has reserved to itself or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or to such other committee.

Section 5. Stock Subject to Plan.

     5.1 Aggregate Limitations. The total number of shares of Stock subject to Awards under the Plan may not exceed 919,500, all of which may be issued with respect to Incentive Stock Options. Such number of shares shall be subject to adjustment upon occurrence of any of the events described in Section 5.4. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     5.2 Individual Participant Limitations. The maximum aggregate number of shares of Stock with respect to Awards granted in any calendar year under this Plan to any Participant shall be 125,000. Such number of shares shall be subject to adjustment upon occurrence of any of the events described in Section 5.4.

     5.3 Reuse. If, and to the extent:

          (a) An Award shall expire or terminate for any reason without having become vested or having been exercised in full (including, without limitation, cancellation and re-grant), the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available for issuance under the Plan; or

          (b) Awards granted under the Plan become vested and/or are exercised, and shares of Stock are tendered or withheld for the payment of the exercise price or to satisfy tax withholding amounts, then such number of shares of Stock tendered or withheld for the payment of the exercise price or to satisfy tax withholding amounts shall (unless the Plan shall have terminated) become available for issuance under the Plan.

     5.4 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, separation (including a spin-off), exchange of shares, or other similar corporate change or distribution of stock or property by the Company, the number and class of and/or price of shares of Stock subject to each outstanding Award, the number and class of shares of Stock available for Awards and the number and class of shares of Stock set forth in Sections 5.1 and 5.2, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 6. Duration of Plan.

     The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 16 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof.

Section 7. Stock Options.

     7.1 Grant of Options. The Committee may, in its discretion, grant Options to any Employee or Outside Director eligible under Section 3 to receive Awards. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

     7.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, the type of Stock covered by such Option and such other provisions as the Committee shall determine; provided, however that the term of an Option shall not exceed ten (10) years.

     7.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted, which date may be the date on which the Committee makes the determination to grant the Option, or such later date as specified in advance by the Committee.

     7.4 Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants.

     7.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or otherwise in accordance with procedures established by the Committee, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option price upon exercise of any Option shall be payable to the Company in full either:

          (a) in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise through a broker);

          (b) by tendering previously-acquired Class A Common Stock, Common Stock or Class B Stock, that (i) has an aggregate Fair Market Value on the date of exercise equal to the total Option price and (ii) has been owned by the Participant for at least six (6) months prior to the date of exercise (unless otherwise permitted by the Committee);

          (c) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or

          (d) by a combination of (a), (b), or (c).

As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

     7.6 Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options (as such term is defined in Code Section 422):

          (a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options.

          (b) Any Award Agreement pertaining to an Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Option as an Incentive Stock Option.

          (c) No Incentive Stock Option may be granted to an Outside Director.

          (d) No Incentive Stock Options may be granted after the tenth (10th) anniversary of the date on which this Plan was adopted by the Board.

          (e) If an Employee owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company (or, under Code Section 424(d), is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock), the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted.

          (f) Unless exercised, terminated, or canceled sooner, all Incentive Stock Options shall expire no later than ten (10) years after the date of grant. If any Employee, at the time an Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of the classes of stock of the Company (or, under Code Section 424(d), is deemed to own stock representing more than 10% of total combined voting power of all such classes of stock), the Incentive Stock Option granted shall not be exercisable after the expiration of five (5) years from the date of grant.

          (g) The Participant shall be required to notify the Committee of any disposition of any Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) within ten (10) days of such disposition.

Section 8. Restricted Stock or Restricted Stock Units.

     8.1 Grant. The Committee may, in its discretion, grant shares of restricted Stock or restricted stock units to any Employee or Outside Director eligible under Section 3 to receive Awards.

     8.2 Award Agreement. Each restricted Stock or restricted stock unit Award shall be evidenced by an Award Agreement that shall specify the period(s) of restrictions, the type of Stock covered by such Award, the number of shares of restricted Stock or number of restricted stock units granted, whether and/or how dividends will be credited under such Awards, and such other provisions as the Committee shall determine.

     8.3 Events Upon Vesting. Upon the date that shares of restricted Common Stock become non-forfeitable, the Company shall, if on that date Class A Common Stock is issued and publicly traded on any securities market described in the definition of “fair market value,” exchange such shares of Common Stock for an equal number of shares of Class A Common Stock, unless the grant of restricted Stock was specifically made as a grant of Common Stock.

     8.4 Legend. Any share of restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth by the Committee. If any shares of restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend and delivered to the Participant or, at the request of the Participant, shall cause such shares to be credited to a brokerage account specified by the Participant.

Section 9. Grant of SARs.

     9.1 Grant. The Committee may grant SARs to any Employee or Outside Director eligible under Section 3 to receive Awards.

     9.2 Award Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine; provided that the term of a SAR shall not exceed ten (10) years.

     9.3 Exercise. SARs may be exercised in accordance with the vesting schedule set forth in the Award Agreement. Upon such exercise, the Participant shall receive:

          (a) the excess of the Fair Market Value of a share of Stock on the date of such exercise, over

          (b) an amount equal to the Fair Market Value of a share of Stock on the grant date of such SAR, unless the Committee in the grant of the SAR specified a higher amount.

The benefit upon the exercise of a SAR shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock delivered to the Participant or credited to a brokerage account specified by the Participant.

Section 10. Grant of Performance Awards.

     10.1 Grant. The Committee may, in its discretion, grant performance Awards to any Employee or Outside Director eligible under Section 3 to receive Awards.

     10.2 Award Agreement. Each performance Award shall be evidenced by an Award Agreement that shall specify the performance goals, award level, the period over which performance goals are to be achieved (the “Performance Period”), the vesting provisions applicable to each performance Award, the initial value assigned to each performance Award, and such other provisions as the Committee shall determine.

     10.3 Payment of Performance Awards. At the end of each Performance Period, the Committee shall pay to the Participant in cash or in shares of Stock (as determined by the Committee in its sole discretion) the value (if any) attributable to the performance Award in accordance with the performance measures set forth in the applicable Award Agreement. Any performance Award with respect to which the performance goals have not been achieved by the end of the applicable measuring period shall expire without any value.

Section 11. Beneficiary Designation.

     Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

Section 12.	Vesting and Exercise Period upon Disability, Death, Retirement or Other Termination of Employment or Service.

     12.1 Disability or Death. In the event a Participant’s employment or service as an Outside Director is terminated as a result of the Participant’s Disability, or as a result of the Participant’s death, all unvested Awards shall become immediately vested and Options shall become immediately exercisable; provided that the benefit payment with respect to any performance Award with respect to which the Performance Period has not ended as of the date of such termination of employment or service as an Outside Director, shall be computed as specified in Section 15, but substituting the words “date of such termination of employment or service as an Outside Director” for the words “date of such Change in Control.” The Participant, or, in the case of a deceased Participant who has not transferred his Awards pursuant to Section 13.2, the Participant’s legal representative or beneficiary, may exercise any outstanding Option or SAR prior to the expiration date of the Option or SAR, or for three (3) years from the date of the Participant’s termination of employment or service as an Outside Director, whichever first occurs. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Code Section 422 shall not be available (in which case such Option shall thereafter be treated as a Non-statutory (Nonqualified) Stock Option) if such Option is not exercised within twelve (12) months after the Participant’s date of termination.

     12.2 Retirement. In the event a Participant’s employment or service as an Outside Director is terminated as a result of the Participant’s Retirement, all unvested Awards (with the exception of restricted Stock Awards) shall become immediately vested and Options shall become immediately exercisable; provided that the benefit payment with respect to any performance Award with respect to which the Performance Period has not ended as of the date of such Retirement, shall be computed as specified in Section 15, but substituting the words “date of such termination of employment or service as an Outside Director” for the words “date of such Change in Control.” The Participant may exercise any outstanding Option or SAR prior to the expiration date of the Option or SAR, or for three (3) years from the date of the Participant’s termination of employment or service as an Outside Director, whichever first occurs. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Code Section 422 shall not be available (in which case such Option shall thereafter be treated as a Non-statutory (Nonqualified) Stock Option) if such Option is not exercised within three (3) months after the Participant’s date of termination. Notwithstanding anything in the foregoing to the contrary, termination of employment or service as an Outside Director on account of Retirement shall only cause a restricted Stock Award to become fully vested if the Committee at the time of Retirement approves such accelerated vesting for that restricted Stock Award.

     12.3 Other Termination of Employment or Service as an Outside Director.

          (a) If prior to a Change in Control, the employment or service as an Outside Director of the Participant shall terminate for any reason other than death, Disability, Retirement, or for Cause, any outstanding Option or SAR which was immediately exercisable at the date of termination may be exercised at any time prior to the expiration date of the Option or SAR or ninety (90) days after such date of termination of employment or service as an Outside Director, whichever first occurs. In addition, the Committee may in any Award Agreement specify a longer period of time in which the Award may be exercised, provided that no Award may be exercised after its expiration date. Any unvested Award shall expire without value on the date of termination.

          (b) If at or after a Change in Control, the employment or service as an Outside Director of a Participant shall terminate for any reason, any outstanding Option or SAR on the date of the Change in Control (including Options or SARs which became fully vested upon the Change in Control pursuant to Section 15) may be exercised at any time prior to the expiration date of the Option or SAR or three (3) years after such date of termination of employment or service as an Outside Director, whichever first occurs. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Code Section 422 shall not be available (in which case such Option shall thereafter be treated as a Non-statutory (Nonqualified) Stock Option) if such Option is not exercised within three (3) months after the Participant’s date of termination (if such termination is for other than death or Disability), and if such Option is not exercised within one (1) year after the Participant’s date of termination (if such termination is for death or Disability).

          (c) If a Participant’s employment or service as an Outside Director is terminated for Cause, then any unvested Award and any unexercised Option, SAR or other Award with exercise provisions shall be immediately forfeited.

Section 13. Restrictions on Transferability of Stock and Awards.

     13.1 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to an Award under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     13.2 Nontransferability of Awards. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than as provided in Section 11 or by will or by the laws of descent and distribution. Further, all Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, a Participant may transfer all or a portion of the Awards (other than Incentive Stock Options or restricted Stock) granted to the Participant to:

          (a) the Participant’s spouse, parent, and any lineal descendent (including any adopted child) of a parent of the Participant or of a parent of the Participant’s spouse, and any trustee, guardian or custodian for any of the foregoing (“Immediate Family Members”);

          (b) a trust or trusts for the exclusive benefit of such Immediate Family Members;

          (c) a partnership in which such Immediate Family Members are the only partners, and which prohibits transfer of any interest in such partnership, except to the partnership or an Immediate Family Member, or

          (d) such other person or entity, and on such terms and conditions, as the Committee may in its discretion permit.

A transfer may be made under this Section 13.2, provided that:

          (i) there may be no consideration for any such transfer; and

          (ii) subsequent transfers of transferred Awards shall be prohibited without the consent of the Committee, except transfers back to the Participant or those in accordance with Section 11.

Following a transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that for purposes of this Plan the term “Participant” shall be deemed to refer to the transferee. The provisions of Sections 7 and 12 relating to the period of exercisability and expiration of the Award shall continue to be applied with respect to the original Participant, and the Award shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 12.

Section 14. Rights of Employees and Outside Directors.

     14.1 Employment or Continued Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or of the stockholders to terminate any Outside Director’s service as an Outside Director in accordance with the Company’s Certificate of Incorporation and By-laws, as amended, nor confer upon any Participant any right to continue in the employ of the Company or service as an Outside Director.

     14.2 Participation. Nothing in this Plan shall give an Employee or Outside Director a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 15. Change in Control.

     In the event of a Change in Control, all Awards under the Plan shall vest 100%, and all Options shall become exercisable in full. The benefit payable with respect to any performance Award with respect to which the Performance Period has not ended as of the date of such Change in Control shall be equal to the product of the grant value assigned to each Award multiplied successively by each of the following:

          (a) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of the Performance Period for such Award until the date of such Change in Control and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

          (b) a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change in Control would continue until the end of the Performance Period.

Section 16. Amendment, Modification, and Termination of Plan.

     The Board at any time may terminate, and from time to time may amend or modify the Plan, in whole or in part, but no such action shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding the foregoing, unless approved by the stockholders of the Company, no amendment or modification of the Plan shall be effective which would increase the total amount of Stock which may be issued under the Plan, increase the maximum number of shares which may be subject to Awards granted under the Plan to a Participant during a calendar year or extend the maximum period during which Awards may be made under this Plan. For purposes of this Section 16, any adjustment under Section 5.1 or 5.2 upon the occurrence of any of the events described in Section 5.4 shall not constitute an amendment or modification of this Plan.

Section 17. Tax Withholding.

     17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, whether domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     17.2 Form of Tax Payment. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, in cash or by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the amount of tax required to be withheld to cover any applicable income tax withholding and employment taxes.

Section 18. Indemnification.

     To the extent permitted by law, each person who is or shall have been a member of the Committee or of the Board, or who shall have acted on behalf or under authority of the Board or Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts payable by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold him harmless.

Section 19. Requirements of Law.

     19.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.2 Code Section 409A. To the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A and/or the Secretary of the United States Treasury.

     19.3 Severability. If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

     19.4 Governing Law. The Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

 ATTN: INVESTOR RELATIONS
OIL-DRI CORPORATION OF AMERICA
410 N. MICHIGAN AVE. #400
CHICAGO, IL 60611

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OIL-DRI CORPORATION OF AMERICA
	Annual Meeting Proxy Card					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	The Board of Directors recommends a vote FOR each of the listed nominees and FOR the other listed proposals.					All	All	Except
A	Election of Directors
1.	Nominees:					☐	☐	☐
	01 - J. Steven Cole 02 - Arnold W. Donald 03 - Daniel S. Jaffee 04 - Richard M. Jaffee	05 - Joseph C. Miller 06 - Michael A. Nemeroff 07 - Allan H. Selig 08 - Paul E. Suckow								For	Against	Abstain
B	Issues
2.	Approval of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan.									☐	☐	☐

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ending July 31, 2007.									☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
C	Authorized Signatures - Sign Below - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

For address changes/comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.			☐ ☐	☐ ☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

Proxy - OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Charles P. Brissman as Proxies, each with the full power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 20, 2006, at the Annual Meeting of Stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, on December 5, 2006, at 9:00 a.m. local time, and any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated November 3, 2006, the receipt of which is acknowledged. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unavailable to serve, and to vote on any other matters which may properly come before the Annual Meeting and any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 to approve the Oil-Dri Corporation of America 2006 Long Term Incentive Plan and FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditor. This Proxy will be voted with discretionary authority to the Proxies appointed hereby on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)